UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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SERACARE LIFE SCIENCES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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37 Birch Street
Milford, MA 01757
Telephone: (508) 244-6400
Fax: (508) 634-3394

March 31, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 annual meeting of stockholders of SeraCare Life Sciences, Inc. at 9:00 a.m., Eastern time, on May 10, 2011 at the offices of Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, 13th Floor, Boston, Massachusetts 02210.

At this year’s annual meeting, stockholders will be asked to take the following actions:

•	elect five nominees to the Board of Directors;
•	ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2011; and
•	vote upon any other matters appropriate to the meeting.

We have provided additional information about these matters and the annual meeting in the attached notice of annual meeting and proxy statement.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, by completing, signing, dating and mailing the accompanying proxy card in the return envelope, or by attending the meeting and voting in person. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares. In any event, to be sure that your vote is received in time, please cast your vote by your choice of available means at your earliest convenience.

Sincerely,

Susan L.N. Vogt
President and Chief Executive Officer

This proxy statement and form of proxy card are first being mailed to stockholders on or about April 8, 2011.

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

Time	9:00 a.m., Eastern time
Date	Tuesday, May 10, 2011
Place	Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, 13th Floor, Boston, Massachusetts 02210.
Purpose	1. To vote upon the election of E. Kevin Hrusovsky, Sarah L. Murphy, Joseph M. Nemmers, Jr., Jill Tillman and Susan L.N. Vogt as directors to serve for a one-year term and until their successors are duly elected and qualified or their earlier death, resignation or removal.
2. To vote upon ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2011.
3. To transact any other business that may properly come before the annual meeting or any adjournment of the meeting.
Record Date	Our Board of Directors has fixed the close of business on Wednesday, March 30, 2011 as the record date for determining stockholders entitled to receive notice of, and to vote at, the annual meeting or any adjournment of the meeting.
Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, you will be asked to present valid picture identification such as a driver’s license or passport. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and this proxy statement is being forwarded to you by your broker or nominee. Your name does not appear on our list of stockholders. If your stock is held in street name, in addition to picture identification, you should bring with you a letter or account statement showing that you were the beneficial owner of the stock on the record date in order to be admitted to the meeting. You can obtain directions to the place of the annual meeting at http://www.seracare.com/InvestorCenter/tabid/210/.
Voting by Proxy	Please submit a proxy card or, for shares held in street name, a voting instruction form, as soon as possible so that your shares can be voted at the meeting. You may submit your proxy card by mail or vote your proxy over the Internet or by telephone. If your shares are held in street name, please follow the instructions on the voting instruction form you received from your broker or nominee.

By order of the Board of Directors,

Gregory A. Gould, Corporate Secretary

Milford, Massachusetts
March 31, 2011

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 10, 2011: The notice of annual meeting, proxy statement, proxy card and 2010 Annual Report to Stockholders are also available at http://www.seracare.com/InvestorCenter/tabid/210/.

PROXY STATEMENT

i

INFORMATION CONCERNING THE PROXY MATERIALS AND THE ANNUAL MEETING

Our Board of Directors is soliciting proxies to be voted at the 2011 annual meeting of stockholders to be held on May 10, 2011. Your vote is very important. For this reason, our Board of Directors is requesting that you permit your shares to be represented at the annual meeting by the persons named as proxies for the annual meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully.

Our principal executive offices are located at 37 Birch Street, Milford, Massachusetts 01757. Our main telephone number is (508) 244-6400.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 10, 2011

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including the notice of our annual meeting, this proxy statement, a proxy card and our 2010 Annual Report to Stockholders, and by notifying you of the availability of our proxy materials on the Internet. The notice of annual meeting, proxy statement, proxy card and 2010 Annual Report to Stockholders are also available at http://www.seracare.com/InvestorCenter/tabid/210/. In accordance with SEC rules, the materials on the site are searchable, readable and printable, and the site does not use “cookies” or other tracking devices that identify visitors.

QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING

What is the purpose of the annual meeting?

The purpose of the annual meeting is to vote upon the election of directors, vote upon ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm, and conduct such other business as may properly come before the meeting. Other than the proposals described in this proxy statement, our Board of Directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other matters to be presented for a vote at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

This proxy statement and the accompanying materials are scheduled to be sent to stockholders beginning on or about April 8, 2011.

Who is soliciting my vote?

Our Board of Directors is soliciting your vote for the annual meeting.

When is the record date for the annual meeting?

The record date for the annual meeting is the close of business on March 30, 2011.

How many votes can be cast by all stockholders?

19,280,496 shares of our common stock were outstanding on March 30, 2011 and are entitled to be voted at the annual meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•	By Internet. Go to the website indicated on your enclosed proxy card and follow the instructions you find there. You must specify how you want your shares voted or your Internet vote cannot be completed, and you will receive an error message. Your shares will be voted in accordance with your instructions. If you vote over the Internet, your vote must be received by 11:59 p.m. on May 9, 2011.

•	By Telephone. Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the company number and account number that appear on your proxy card. If you vote by telephone, your vote must be received by 11:59 p.m. on May 9, 2011.
•	By Mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope to our transfer agent, American Stock Transfer & Trust Company, LLC. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy card, but do not specify how you want your shares voted, they will be voted FOR the nominees to our Board of Directors named in this proxy statement, FOR ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm, and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof.
•	In Person at the Meeting. If you attend the meeting, be sure to bring a form of picture identification with you, and you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares of common stock are held in “street name” (held for your account by a broker or other nominee):

•	By Internet. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet.
•	By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by telephone.
•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.
•	In Person at the Meeting. If you attend the meeting, in addition to picture identification you should both bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting.

What is the Board’s recommendation on how to vote my shares?

Our Board of Directors recommends that you vote:

•	FOR election of our five nominees for director; and
•	FOR ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2011.

Who pays the cost for soliciting proxies?

We will pay the cost for the solicitation of proxies by the Board of Directors. Our solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally, by telephone, fax or e-mail by our employees without any remuneration to such individuals other than their regular compensation. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to beneficial holders to obtain the authorization for the execution of proxies.

Can I change my vote?

You may revoke your signed proxy at any time before it is voted at the annual meeting by notifying our Corporate Secretary in writing, by returning a signed proxy with a later date, or by attending the meeting and voting in person. If your stock is held in street name, you must contact your broker or other nominee for instructions as to how to change your vote.

What quorum and vote are required to approve each item?

Our by-laws provide that, in order to have the required quorum to transact business, a majority of the shares of common stock outstanding on the record date must be present, in person or by proxy, at the annual meeting. If the number of shares of common stock present, in person or by proxy, at the annual meeting does not constitute the required quorum, the annual meeting may be adjourned to a later date for the purpose of obtaining a quorum either by the chairman of the meeting or by vote of the holders of a majority of the shares of common stock present, in person or by proxy, at the annual meeting.

The five nominees for election as directors who receive the highest number of votes FOR election will be elected as directors (Proposal 1). This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in “street name,” and if you do not vote your shares, your broker does not have authority to vote your unvoted shares held by it on this proposal and there will be no effect on the vote because these “broker non-votes” are not counted for purposes of electing directors. You may vote “FOR” all of the nominees, “WITHHOLD” your vote from all of the nominees or “WITHHOLD” your vote from any one or more of the nominees. Votes that are withheld will not be counted toward the tabulation of votes cast for the election of directors and will have no effect on the outcome of the vote.

Stockholder ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2011 (Proposal 2) is not required by law or by our governing instruments. However, our Board of Directors is submitting the appointment of BDO USA, LLP to our stockholders for ratification as a matter of good corporate governance and practice. Under our by-laws, the ratification of the appointment of BDO USA, LLP requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. You may vote either “FOR” or “AGAINST” ratification of the appointment, or you may abstain. A properly executed proxy marked “ABSTAIN” with respect to the ratification of the appointment will have the same effect as a vote against this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or reconvened meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at our transfer agent or with brokers or other nominees. Please complete and return all proxy cards and voting instruction forms to ensure that all of your shares are voted.

Whom should I call if I have any additional questions?

If you hold your shares directly, please call Gregory A. Gould, our Corporate Secretary, at (508) 244-6400. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or other nominee directly.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of six directors, each of whose term expires at the annual meeting. On March 3, 2011, based on the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors voted unanimously to reduce the size of the Board of Directors to five directors and to nominate each of E. Kevin Hrusovsky, Sarah L. Murphy, Joseph M. Nemmers, Jr., Jill Tillman and Susan L.N. Vogt as directors. Three of our nominees for director, Mmes. Murphy, Tillman and Vogt, are currently directors, and our other two nominees, Messrs. Hrusovsky and Nemmers, would, if elected, be new directors. Each director elected at the annual meeting would serve for a one-year term and until his or her successor is duly elected and qualified or until his or her death, resignation or removal. With the exception of Ms. Vogt, none of our directors, or nominees for director, is an employee of ours.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by our Board of Directors will be voted FOR the election of the five nominees listed below to the Board of Directors. We have no reason to believe that any nominee will be unable to serve as a director. If for any reason any nominee is no longer willing and able to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the annual meeting.

If a quorum is present at the annual meeting, the five nominees for director receiving a plurality of the votes properly cast for the election of directors at the annual meeting will be elected to our Board of Directors.

Our Board of Directors recommends that you vote FOR the election of E. Kevin Hrusovsky, Sarah L. Murphy, Joseph M. Nemmers, Jr., Jill Tillman and Susan L.N. Vogt to our Board of Directors.

Director Biographies

The following table provides information about our nominees for director.

Nominees for Election of Directors

E. Kevin Hrusovsky (age 49)	E. Kevin Hrusovsky brings to the Board experience serving as a director and in leadership positions of other publicly held companies, particularly in the life sciences industry, as well as experience with turnarounds, commercialization, mergers and acquisitions. Mr. Hrusovsky has served as President, Chief Executive Officer and Director of Caliper Life Sciences, Inc. since July 2003. He served in the same capacity at Zymark Corporation from October 1996 until July 2003 when Zymark was acquired by Caliper. From 1992 to 1996, Mr. Hrusovsky was Director of International Business, Agricultural Chemical Division, and President of the Pharmaceutical Division, for FMC Corporation. From 1983 to 1992, Mr. Hrusovsky was employed by E.I. DuPont de Nemours, and held several positions including North American Sales and Marketing Head, Teflon. Mr. Hrusovsky currently sits on Caliper’s Board of Directors, as well as on the Educational Board of the Massachusetts Biotech Council, the Advisory Committee for the Center for Biomedical Engineering at Brown University, the Association for Laboratory Automation, the JALA Editorial Board, and the Strategy Committee of Children’s Hospital Boston. Formerly, Mr. Hrusovsky served on the boards of Alliant Medical Technology and Xenogen Corporation. Mr. Hrusovsky received his B.S. in Mechanical Engineering from Ohio State University, an M.B.A. from Ohio University and an honorary doctorate from Framingham State University.

Sarah L. Murphy (age 35)	Sarah L. Murphy brings to the Board extensive experience with turnarounds for companies like SeraCare, expertise in financial and operational matters that she has developed in her leadership roles in finance, and her general business acumen. Ms. Murphy has been a member of our Board of Directors since May 2007. Ms. Murphy was the Executive Vice President and Chief Financial Officer of Cavalier Telephone, a provider of telecommunications, voice and data services to residential and business customers, from January 2010 until January 2011. Ms. Murphy also served as the Senior Vice President, Finance of ITCˆDeltacom, Inc. from September 2005 to December 2009. From August 2001 to September 2005, Ms. Murphy was a Vice President and then a Director of AlixPartners, an international corporate restructuring and interim management firm. Ms. Murphy has a bachelor’s degree from Princeton University and a master’s degree in business administration from the Harvard Business School. Ms. Murphy’s service on our Board commenced with our plan of reorganization, under which one of our investors, Black Horse Capital Management LLC, selected Ms. Murphy to serve as a director.

Joseph M. Nemmers, Jr. (age 56)	Joseph M. Nemmers brings to the Board over 27 years of senior executive experience with a leading pharmaceutical, diagnostic and medical device company. The Board also values Mr. Nemmers’ extensive experience in in-vitro diagnostics operations. Since August 2010, Mr. Nemmers has maintained a consulting practice serving the pharmaceutical and medical device industries, advising on acquisition integration, change management, supply chain readiness and talent development. He retired from Abbott Laboratories in July 2007 after 27 years of service. Mr. Nemmers’ last position with Abbott was that of Executive Vice President responsible for five of Abbott’s medical products businesses, a position he held from January 2006 to August 2007. From September 2003 to January 2006, Mr. Nemmers was Senior Vice President, Diagnostic Operations and President, Abbott Diagnostics Division. He was named an Abbott Corporate Officer in November 2001. From 1999 to 2001, Mr. Nemmers was also the executive director of the Clara Abbott Foundation, a non-profit organization that provides educational and financial assistance to families. Mr. Nemmers is currently a member of the board of directors of Nexus DX, a New Jersey based clinical diagnostics company, and of Advocate Condell Medical Center and the Advocate Charitable Foundation, both headquartered in Illinois. Mr. Nemmers holds a bachelor’s degree from Arizona State University and is a former commissioned officer in the United States Army Reserve where he served for 13 years.

Jill Tillman (age 60)	Jill Tillman brings to the Board a deep familiarity with our industry, particularly companies that use our laboratory products, which she developed in her leadership roles in the health care industry. In addition, the Board values the operational experience that she developed in those executive positions. Ms. Tillman has been a member of our Board of Directors since May 2007. Ms. Tillman has been the Chief Operating Officer of Brandywine Hospital in suburban Philadelphia, Pennsylvania since October 2006. From September 2004 to September 2006, she was the Chief Operating Officer and Interim Chief Executive Officer of St. Christopher’s Hospital for Children in Philadelphia. Prior to that, Ms. Tillman served as the Interim Chief Operating Officer from September 2003 to September 2004 and as the Chief Nursing Officer from January 2000 to September 2004 at Hahnemann University Hospital in Philadelphia. She was previously a member of the Board of Directors and a member of the audit committee and chair of the compliance committee of the Board of Directors of Critical Care Systems International, Inc., which operates community-based branch pharmacies and provides specialty pharmaceutical infusion services. Ms. Tillman holds a bachelor’s degree from Villanova University, a master of science degree in nursing from the University of Pennsylvania, a master of business administration degree from Eastern College, and is a graduate of the Nursing Executive Program of the Wharton School of Business. Ms. Tillman’s service on our Board commenced with our plan of reorganization, under which one of our investors at the time, Harbinger Capital Partners, selected Ms. Tillman to serve as a director.

Susan L.N. Vogt (age 57)	Susan L.N. Vogt brings to the Board her record of accomplishment as our President and Chief Executive Officer, and the Board believes in her ability to continue to lead the organization successfully to execute our long-term plans. Additionally, Ms. Vogt brings extensive experience leading other businesses in our industry. Ms. Vogt has been our President and Chief Executive Officer since July 2006 and a member of the Board of Directors since September 2006. Ms. Vogt was previously President of the BioPharmaceutical division of Millipore Corporation, a multinational bioscience company, from January 2001 through May 2005, where she ran a $520 million division with more than 1,600 employees deployed in 23 countries. From June 1999 through January 2001, she was the Vice President and General Manager of the Laboratory Water Division of Millipore Corporation. Ms. Vogt holds an M.B.A. from Boston University and a B.A. from Brown University. Ms. Vogt currently serves on the Board of Directors of Andor Technology plc and Justrite Manufacturing Company.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has determined that all of our current non-employee directors, namely Samuel D. Anderson, Harold S. Blue, Eugene I. Davis, Sarah L. Murphy and Jill Tillman, meet the requirements of the Nasdaq Stock Market, Inc., or Nasdaq, for the independence of directors. Our Board of Directors has also determined that each of the two new nominees for election as directors, namely E. Kevin Hrusovsky and Joseph M. Nemmers, also meet the requirements of Nasdaq, for the independence of directors. Ms. Vogt is not considered independent because she is our President and Chief Executive Officer. In concluding that Mr. Hrusovsky meets the Nasdaq requirements for the independence of directors, the Board considered that Caliper Life Sciences, Inc., for whom Mr. Hrusovsky serves as President and Chief Executive Officer, is a customer of ours. In each of fiscal 2009, fiscal 2010 and the first quarter of fiscal 2011, total revenue recognized by SeraCare from Caliper for our products and services was less than $8,000.

Our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee consist solely of independent directors, as defined by Nasdaq rules. The members of our Audit Committee also meet the additional independence and experience requirements of the SEC and Nasdaq applicable specifically to members of the Audit Committee. In addition, all of the members of our Compensation Committee are “non-employee directors” within the meaning of the rules promulgated under Section 16 of the Securities Exchange Act of 1934, as amended.

Board Meetings and Participation

Our Board of Directors held 17 meetings during fiscal 2010. Each of the directors attended at least 75% of the total number of meetings of the Board held while he or she was a director and of each committee on which he or she served during the period in which he or she served as a member of that committee. Our Board has established the standing committees described below, and may establish others from time to time. We encourage our directors to attend the annual meeting of stockholders and believe that attendance at the annual meeting of stockholders is just as important as attendance at meetings of the Board of Directors and its committees. All of the members of the Board of Directors attended last year’s annual meeting of stockholders.

Board Leadership Structure

Since our emergence from bankruptcy in May 2007, our Board of Directors has been led by an independent Chairman of the Board, or Chairman. Notwithstanding our current practice, our Board of Directors believes that an effective board leadership structure is highly dependent on the experience, skills and personal interaction between the individuals in leadership roles. As stated in our Corporate Governance Guidelines, our Board believes that it is in our best interest for our Board to make a determination regarding whether or not to separate the roles of Chief Executive Officer and Chairman based upon the circumstances existing at the time.

Currently, our Chief Executive Officer, Ms. Vogt, and our Chairman, Mr. Davis, work closely together in complementary roles. Our Chief Executive Officer focuses on the day-to-day developments of the company and establishes our various growth initiatives and strategic plan. Our Chairman leads the Board’s responsibilities of review, approval and monitoring of fundamental financial and business strategies and major corporate actions, assessment of major risks facing the company and management, oversight of succession planning, most notably at the Chief Executive Officer level, and presides over the Board as it performs its oversight functions. Our Board of Directors believes that these complementary roles provide the appropriate governance structure for us at this time.

Since our current Chairman decided not to stand for re-election at the annual meeting in order to make room for the election of new directors, our Board of Directors expects to vote upon the appointment of a new Chairman promptly after the annual meeting. At that time, our Board of Directors, including any newly elected directors, will deliberate upon and decide whether to continue our current practice of having a separate Chairman and Chief Executive Officer or whether to make changes to that practice.

Risk Management

The primary responsibility for the identification, assessment and management of the various risks that we face belongs with management. Our Board of Directors provides oversight of our risk management practices. Our Board of Directors regularly receives information about our material strategic, operational, financial and compliance risks, as well as management’s responses to and mitigation of such risks. In addition, our risk management systems, including our internal and external auditing procedures, internal control over financial reporting and corporate compliance programs, are designed in part to inform management and our Board of Directors about the material risks that we face. As part of its risk oversight function, our Board of Directors also reviews our overall business strategy for generating long-term value for our stockholders to ensure that our strategy will not motivate management to take excessive risks.

The committees of our Board of Directors help to oversee our material risks within their particular areas of concern. Each committee meets regularly with management to ensure that management has identified relevant risks and taken appropriate action to monitor and mitigate those risks. For example, the Audit Committee oversees our financial, accounting and regulatory risk management programs and policies. The Audit Committee meets regularly with our Chief Executive Officer, Chief Financial Officer and representatives of our independent registered public accounting firm to assess the integrity of our financial reporting processes, internal control over financial reporting and actions taken to monitor and control risks related to these matters. The Audit Committee also reviews our policies and procedures designed to promote compliance with laws and regulations, and meets regularly with management to assess the status of our compliance efforts and any related inspections, inquiries or investigations. Moreover, the Audit Committee performs a central oversight role with respect to proposed related-party transactions. In addition, the Compensation Committee oversees risks related to our compensation plans and arrangements, and the Nominating and Corporate Governance Committee oversees risks associated with director independence and other corporate governance matters.

Board Committees

Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Current copies of the charters of each of the committees are available in the “Investor Center-Corporate Governance” section of our website at www.seracare.com.

The members, functions and other information about the standing committees of our Board are as follows:

Audit Committee

The Audit Committee assists our Board of Directors in overseeing our accounting and financial reporting processes and has general responsibility for oversight and review of our accounting and financial reporting practices, internal control over financial reporting and accounting and audit activities. The Audit Committee acts pursuant to a written charter. The current members of the Audit Committee are Eugene I. Davis (Chair), Harold S. Blue, Sarah L. Murphy and Jill Tillman. The Board of Directors has determined that each of Mr. Davis and Ms. Murphy is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC. Furthermore, as required by the rules and regulations of the SEC, no member of the Audit Committee receives, directly or indirectly, any consulting, advisory, or other compensatory fees from us other than compensation for service as a director, including Board and committee fees and grants of equity compensation. The Audit Committee held seven meetings during fiscal 2010. A copy of the Audit Committee Report is contained in this proxy statement.

Compensation Committee

The Compensation Committee oversees our compensation and employee benefit plans and practices and makes recommendations to the Board of Directors regarding the compensation of our executive officers, including our Chief Executive Officer. The Committee also reviews and makes recommendations to the Board of Directors regarding the compensation of our directors. The Compensation Committee acts pursuant to a written charter. The current members of the Compensation Committee are Jill Tillman (Chair), Samuel D. Anderson, Harold S. Blue and Sarah L. Murphy. The Compensation Committee held 12 meetings during fiscal 2010. A copy of the report of the Compensation Committee is contained in this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board of Directors, develops and recommends to the Board a set of corporate governance principles and takes such other actions within the scope of its charter as the Nominating and Corporate Governance Committee deems necessary or appropriate. The Nominating and Corporate Governance Committee acts pursuant to a written charter. The current members of the Nominating and Corporate Governance Committee are Sarah L. Murphy (Chair), Samuel D. Anderson and Eugene I. Davis. The Nominating and Corporate Governance Committee held six meetings during fiscal 2010.

In identifying and recommending nominees for positions on our Board of Directors, our Nominating and Corporate Governance Committee places primary emphasis on the criteria set forth under “Board Membership Criteria” in the Company’s Corporate Governance Guidelines namely: (1) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of our business and affairs and (2) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors that the Committee may consider include a candidate’s specific experiences and skills, occupation, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, material relationships with us and independence from our management and us. The Nominating and Corporate Governance Committee also may seek to have the Board represent a diversity of backgrounds, experience, gender and race. Although the Nominating and Corporate Governance Committee considers diversity as a factor in assessing any candidate, neither the Committee nor the Board has a formal policy with regard to diversity in identifying director nominees.

The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs, the composition of the Board of Directors and the requirements of our by-laws. The Nominating and Corporate Governance Committee may use any number of methods to identify potential nominees, including personal, management and industry contacts, recruiting firms and candidates recommended by stockholders. In fiscal 2010, Executive Search Advisors, Inc., a third-party search firm, was engaged to identify potential candidates for the Board of Directors. Members of the Nominating and Corporate Governance Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified whom the Nominating and Corporate Governance Committee wants to seriously consider and move toward nomination, the Chair of the Nominating and Corporate Governance Committee enters into a discussion with that candidate. Based on these considerations, the Committee unanimously recommended to the Board of Directors the election of each of E. Kevin Hrusovsky, Sarah L. Murphy, Joseph M. Nemmers, Jr., Jill Tillman and Susan L.N. Vogt. Mr. Hrusovsky was recommended by Susan Vogt and Mr. Nemmers was recommended by Executive Search Advisors, Inc.

The Nominating and Corporate Governance Committee does not have a formal written policy with regard to candidates recommended by stockholders for membership on our Board of Directors, but will consider nominations from stockholders and evaluate a candidate in the same manner as it evaluates all other nominees. Stockholders who wish to submit candidates for director for consideration by the Nominating and Corporate Governance Committee for election at next year’s annual meeting of stockholders may do so by submitting in writing such candidates’ names, in compliance with the procedures and along with the other information required by our by-laws, to Gregory A. Gould, Corporate Secretary, SeraCare Life Sciences, Inc., 37 Birch Street, Milford, Massachusetts 01757. The notice requirements for next year’s annual meeting of stockholders are described in “Stockholder Proposals” in this proxy statement.

Stockholder Communications with our Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (508) 244-6400. However, stockholders who wish to address questions or concerns regarding our business directly with our Board of Directors, or any individual director, should direct questions in writing to SeraCare Life Sciences, Inc., Attention: Corporate Secretary, 37 Birch Street, Milford, Massachusetts 01757. Questions and concerns will be forwarded directly to the appropriate directors.

EXECUTIVE OFFICERS

The following table provides information concerning our executive officers other than Ms. Vogt:

Name	Age	Position
Gregory A. Gould	44	Chief Financial Officer, Treasurer and Secretary
Ronald R. Dilling	55	Vice President, Manufacturing Operations
John J. (Sean) O’Connor II	49	Vice President, Sales and Marketing
Katheryn E. Shea	42	Vice President, BioServices Operations

Gregory A. Gould has been our Chief Financial Officer and Treasurer since August 2006 and our Secretary since November 2006. From August 2005 to August 2006, Mr. Gould provided financial and accounting consulting services through his consulting company, Gould LLC. From April 2005 to August 2005, Mr. Gould served as the Chief Financial Officer and Senior Vice President of Integrated BioPharma, Inc., a life sciences company serving the pharmaceutical, biotechnology and nutraceutical markets. Prior to that, from February 2004 through January 2005, Mr. Gould served as the Chief Financial Officer, Treasurer and Secretary of Atrix Laboratories, Inc., an emerging specialty pharmaceutical company focused on advanced drug delivery. From 1996 through October 2003, Mr. Gould served as Director of Finance and then as the Chief Financial Officer and Treasurer of Colorado MEDtech, a high tech software development, product design and manufacturing company. Mr. Gould is a director of CytoDyn, Inc. Mr. Gould holds a B.S. in Business Administration from the University of Colorado, Boulder and is a Certified Public Accountant in the State of Colorado.

Ronald R. Dilling has been our Vice President, Manufacturing Operations since our acquisition of some assets of the Celliance division of Serologicals Corporation in January 2006, where he served as the Managing Director of Manufacturing Operations from December 2001 to January 2006. Mr. Dilling has over 35 years of professional experience in the life sciences industry in operations and production. Before joining Serologicals Corporation, he worked at Intergen Company LLP as its Vice President of Operations, Hazelton Biologics (JRH BioSciences) as its Director of Operations and Gibco Laboratories (Invitrogen) as its Production Laboratories Manager.

John J. (Sean) O’Connor II has been our Vice President, Sales and Marketing since March 2011. Before joining SeraCare, Mr. O’Connor was Director, Strategic Accounts for Ortho Clinical Diagnostics (“Ortho”) from October 2004 to March 2011. Ortho is a Johnson & Johnson Company that serves the transfusion medicine community and laboratories around the world as a provider of products for screening, diagnosing, monitoring and confirming diseases. Mr. O’Connor worked for Ortho starting in September 1990 and held multiple positions which included: Director, North American Marketing in 2004; Director, Marketing, Immunohematology Instrumentation from 2002 to 2004; District Sales Manager from 1999 to 2002; and Regional Health System Executive in 1998. He left OrthoClinical Diagnostics for a short period from July 2004 to October 2004 when he worked as Director, Marketing at Remel, which is a microbiology brand and supplier of a broad range of media and diagnostic products used in clinical, research, and academic laboratories. Mr. O’Connor earned his B.S. in Psychology and Business from Emporia State University and graduated from the Kauffman Foundation FastTrac TechVenture in 2010.

Katheryn E. Shea has been our Vice President, BioServices Operations since April 2006. From September 2004 to April 2006, Ms. Shea was our Director of Repository Operations and, prior to our acquisition of Boston Biomedica, Inc., or BBI, in 2004, she held the same position at BBI from 2000 to 2004. Ms. Shea serves the scientific community by acting as a Scientific Reviewer for NIH funded initiatives and through her participation in the International Society for Biological and Environmental Repositories. From 2002 through 2007, she served first as a Councilor and then as Secretary Treasurer. She was recently elected to the President Elect position for the Society. Ms. Shea earned her B.S. degree with a Major in Biology and a Minor in Chemistry from Mount Saint Mary’s College in Maryland.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy

Primary Objectives

Our executive compensation program has been designed to attract, retain and motivate executive officers capable of leading SeraCare to achieve its business objectives. The focus has been to tie short and long-term cash and equity incentives to achievement of corporate performance objectives and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has maintained, and expects to further implement, compensation plans that tie a substantial portion of our executive officers’ overall compensation opportunity to our financial and operational performance.

Benchmarking for Compensation

For benchmarking our executive compensation, the Compensation Committee reviewed certain publicly available compensation data and subscription compensation survey data. For purposes of setting executive compensation for fiscal 2010, the Compensation Committee reviewed compensation data from 18 national and regional companies in our industry. The representative companies whose compensation data the committee reviewed were: Accusphere, Albany Molecular Research, Inc., Arqule Inc., Bio Reference Laboratories, Inc., Boston Life Sciences, Caliper Life Sciences, Inc., Celldex, Clarient, Inc., Clinical Data, Inc., CombinatoRX, Dyax, Encorium Group, Inc., Enzo Biosciences, Exact Sciences, Heska Corp., Ore Pharmaceutical Holdings, Inc. (formally Gene Logic), Repligen Corp. and Stem Cells, Inc. The Compensation Committee believed that this “peer group” of companies provided it with appropriate compensation benchmarks because their organizational structures, revenues or market capitalizations were, within a reasonably broad range, similar to those of SeraCare.

Pay-for-Performance Philosophy

Based on these data, the Compensation Committee approved a pay-for-performance compensation philosophy that was intended to identify the appropriate ranges for a competitive compensation program, with the intent of targeting base, bonus and total compensation for executive officers, including the Chief Executive Officer, in the mid-range of our peer group with variations above or below these ranges dependent on individual and corporate performance and the long-term contributions that the executive was expected to make to SeraCare. The Compensation Committee worked within the framework of this pay-for-performance philosophy to determine the components of each executive’s compensation package based on numerous factors, including:

•	The individual’s particular background and circumstances, including training and prior relevant work experience;
•	The executive’s role with SeraCare and the compensation paid to persons holding comparable positions with peer group companies;
•	The demand for individuals with the executive’s specific expertise and experience;
•	Performance goals and other expectations for the position, including challenges specific to SeraCare;
•	Comparison to other executives within SeraCare having similar levels of expertise and experience; and
•	Uniqueness of industry skills.

Setting and Assessment of Performance Goals

The Compensation Committee implemented a management incentive program for fiscal 2010. The fiscal 2010 management incentive program focused on the achievement of corporate goals rather than individual goals. These corporate goals targeted the achievement of a specified level of adjusted EBITDA, with qualifiers for revenue and cash flow, as described in more detail below. The management incentive plan used a formula based on the degree of achievement of these corporate goals to establish the aggregate amount of a bonus pool that was to be allocated among eligible members of management based generally on a stated percentage of their base salaries, subject to discretionary adjustments by the Compensation Committee for individual performance. The annual corporate goals for fiscal 2010 were proposed by management and approved by the Compensation Committee at the beginning of fiscal 2010. Each executive officer has a target compensation under this incentive program and exceptional corporate performance would generally result in higher compensation for an executive officer. Corporate performance below expectations would generally result in compensation lower than the targeted amount. Performance below a threshold amount would result in a bonus pool of zero. The target performance goals were based on management’s projections for fiscal 2010 and were intended to be aggressive but reasonably achievable under normal business conditions. The threshold performance goals were intended to reflect a base level of ordinary course operations.

In establishing the management incentive program for fiscal 2010, the Compensation Committee retained the discretion to adjust performance goals during the remainder of the year based on circumstances that arose during the course of the year or for transactions or events affecting our stock, changes in accounting principles or practices or other factors which in the Compensation Committee’s determination required an adjustment to carry out the intent of our management incentive plan. This flexibility allowed the Compensation Committee to respond to changing conditions while continuing to ensure that management was provided appropriate incentives to perform at a high level. Similarly, the Compensation Committee retained the discretion to provide bonuses outside the management incentive program to individual executives whose work positively affected the achievement of our corporate performance goals or contributed to other measures of success. In the third quarter of fiscal 2010, the Compensation Committee approved a modification of our corporate performance goals to exclude certain non-recurring expenses that we incurred in connection with our exploration of a potential business opportunity that had not been anticipated at the beginning of fiscal 2010.

Components of Executive Compensation

The principal components of management’s compensation for fiscal 2010 were base salaries, annual bonuses under the management incentive program and long-term equity incentives. The Compensation Committee believed that the total compensation of an executive should generally be comparable to that of executives in similar positions at similarly situated companies of comparable size. The base salary for each of our executives for fiscal 2010 was fixed at a level that the Compensation Committee believed would enable us to hire and retain individuals in a competitive environment. As was the case in fiscal 2009, a portion of management’s salary for the first half of fiscal 2010 was payable in shares of stock in order to preserve cash and enhance the alignment of management’s interests with those of our stockholders. The Compensation Committee used stock options with multi-year vesting to reward long-term performance, to create an incentive for executive officers to attain multi-year goals and as retention tools. These stock options were intended to produce significant value for each executive in circumstances where our stock price performance is outstanding and the executive has an extended tenure.

Base Salary

Base salaries for executive officers for fiscal 2010 were based on the scope of each individual’s responsibilities and prior work experience, taking into account the competitive market compensation paid by other companies in our peer group for similar positions and the overall market demand for such executives. The Compensation Committee believed that base salaries for our executives should generally track at or below the middle range of salaries for executives in our peer group in similar positions and with comparable responsibilities. In determining base salaries, the Compensation Committee considered not only our recent performance, but also the success of our executive officers in developing and executing our strategic plans, developing management employees and exercising leadership in the development of our company. The Compensation Committee also took into account prior salary adjustments, the salaries of our other executive officers, the relative percentage increase in salary, the aggregate cost of salary increases and the fact that a portion of executives’ salaries in fiscal 2009 and fiscal 2010 was paid in stock.

Generally all employees, including our executive officers, are eligible for an annual adjustment to base salary. The Compensation Committee reviews the base salary of our Chief Executive Officer and other executive officers based on the executives’ individual performance and an assessment of whether significant corporate goals were achieved. The individual performance of each of our executive officers was generally determined based on the level of achievement of corporate goals, including those related to his or her area of responsibility, as well as the officer’s management and development of people and his or her ability to motivate others, develop the skills necessary to facilitate the growth of SeraCare as it matures and initiate programs to enhance our growth and success.

The Compensation Committee also periodically realigns base salaries with market levels for similar positions in companies in our peer group. The Compensation Committee makes recommendations to the full Board of Directors regarding the base salaries of the Chief Executive Officer and the other executive officers. For all executive officers other than the Chief Executive Officer, the Compensation Committee also considers the recommendations and assessments of the Chief Executive Officer. The Compensation Committee’s recommendations as to increases in base salary for fiscal 2010 were reviewed and approved by the Board of Directors in November and December 2009.

Base salaries for our named executive officers for fiscal 2010 increased between 1.3% and 2.3% over their respective base salaries for fiscal 2009. None of the executive officers received salary increases in fiscal 2009. The base salary of our Chief Executive Officer increased 2.0% from fiscal 2009 to fiscal 2010. With these adjustments, the base salaries of our Chief Executive Officer and our Chief Financial Officer were at or below both the median and average base salaries for those positions in our peer group of companies. The Compensation Committee decided to increase the base salaries of the other executive officers generally in line with the increases for the Chief Executive Officer and Chief Financial Officer, with adjustments based on recommendations of the Chief Executive Officer.

Management Incentive Program

In fiscal 2010, our executive officers were eligible to receive significant performance-based bonuses under our management incentive plan. Both our Compensation Committee and Board of Directors believed that a significant annual bonus program would create a strong incentive for executive officers to achieve desired short-term corporate goals that are in furtherance of our long-term objectives, including improvements in earnings, revenue and cash flow. The program established target bonuses for each position based on a percentage of base salary. In fiscal 2010, the target bonuses for our executive officers ranged from a low of 30% of their base salaries to a high of 75% of base salaries in the case of the Chief Executive Officer and the Chief Financial Officer. The Compensation Committee reviewed target bonuses as a component of executive compensation against the peer group data and believed that the target bonuses for our executive officers were within the appropriate range as a percentage of base salary and overall total compensation. In the case of the Chief Executive Officer and the Chief Financial Officer, the target bonuses were set at 75% of base salary in accordance with the terms of their employment agreements, which we initially entered into as part of our strategy to exit bankruptcy proceedings. Non-executive vice presidents and management directors were eligible for similar performance-based bonuses with their target bonuses at a lower percentage of salary. All other eligible employees had target bonuses at two percent of salary, with their actual bonus awards dependent solely on the achievement of corporate goals.

The Compensation Committee made recommendations to the full Board of Directors as to the annual bonuses to be paid to the Chief Executive Officer and the other executive officers given each officer’s target bonus, the achievement of corporate goals, and the Compensation Committee’s overall assessment of individual contributions to the achievement of such performance goals. Under the terms of the management incentive plan, the Board of Directors was responsible for the final determination of each individual’s level of achievement against the stated corporate goals and had the authority to approve, modify or override the Compensation Committee’s determination of an executive’s bonus payment based on its view of the achievement of performance goals.

For the fiscal 2010 management incentive plan, the aggregate size of the management bonus pool was determined by a formula that took into account three separate corporate goals: adjusted EBITDA, revenue and cash flows from operations less capital expenditures and certain non-recurring expenses. The adjusted EBITDA target was calculated by excluding depreciation, amortization, stock-based compensation expense and certain non-recurring expenses from our operating income. The Compensation Committee set these targets at a level where the executives would be expected to be paid 75% of their target bonuses if we achieved our target performance under each of the corporate goals, no bonus if we failed to achieve a lower threshold level of performance and 133% if we achieved a higher stretch level of performance for fiscal 2010. For performance between the threshold and target goals and between the target and stretch goals, the bonus pool was determined on a straight line basis between the threshold and target numbers and between the target and stretch numbers, although the bonus pool declined at a faster rate for performance below target than it increased for performance above target. The formula was based primarily on achievement of target adjusted EBITDA and included multipliers of plus or minus 3.0% for the degree of achievement (or lack thereof) of each of the revenue and cash flow goals. We significantly exceeded our target adjusted EBITDA of $9.7 million (before deducting management bonuses). We also significantly exceeded our target of positive $8.2 million for cash flow from operations less capital expenditures and certain non-recurring expenses. We slightly exceeded our target revenue goal of $50.0 million for fiscal 2010. Based on our performance in fiscal 2010, the Compensation Committee and the full Board of Directors determined that the aggregate level of achievement against our fiscal 2010 corporate goals was 113.8%, resulting in a total bonus pool in excess of the targeted amount.

For fiscal 2010, individual performance of an executive officer was determined in the discretion of the Compensation Committee and was generally assessed based on the level of achievement of corporate goals, including those related to the executive’s area of responsibility, as well as his or her management and development of people and his or her ability to motivate others, develop the skills necessary to facilitate the growth of SeraCare as it matures and initiate programs to enhance our growth and success. For all executive officers other than the Chief Executive Officer, the Compensation Committee considered the recommendations of the Chief Executive Officer. After taking into account achievement of our corporate goals, each executive’s individual performance, the recommendations of the Chief Executive Officer and other factors, the Compensation Committee and the full Board of Directors set the named executive officers’ average payment at 109.1% of target bonuses. Mr. Smutny did not receive a bonus under the management incentive plan; excluding him, the average payment was 119.4% of target bonuses.

Based on the criteria described above, the Board of Directors approved the Compensation Committee’s recommendations as to cash bonuses for our executive officers in November 2010. The annual bonuses paid to our named executive officers in December 2010 are set forth in the Summary Compensation Table following this report.

The Board of Directors has adopted a management incentive program for fiscal 2011 that contains a target for adjusted EBITDA, with qualifiers for revenue and cash flow and that otherwise operates in a manner similar to the management incentive plan for fiscal 2010. The fiscal 2011 program alters, among other things, the percentage bonus payout upon achievement of target performance, the relative weighting of the various financial targets and the threshold, target and maximum amounts of the management bonus pool.

Equity Compensation

The Compensation Committee believes that equity participation is a key component of our executive compensation program. Our Amended and Restated 2001 Stock Incentive Plan, or the 2001 Plan, and our 2009 Equity Incentive Plan, or the 2009 Plan, allow us to grant stock options, restricted stock and other equity-based awards to executive officers and non-executive employees. We have historically used stock options as a means of granting stock-based incentives to employees, including our Chief Executive Officer and other executive officers. Grants of stock options under either the 2001 Plan or the 2009 Plan are designed to more closely align the interests of our executives with the long-term interests of our shareholders and to assist in the retention of executives. Since our stock options have generally become exercisable over a three-year period and have a term of five years, their ultimate value is dependent upon the long-term appreciation of our stock price and the executive’s continued employment. In addition, the Compensation Committee believed that stock options may cause the executive officers to hold a larger equity interest in SeraCare, thereby providing them with the opportunity to share in more of the future value they are responsible for creating.

We generally grant equity-based awards under either the 2001 Plan or the 2009 Plan to employees on an annual basis. Eligibility for an award and the size of the award is assessed based primarily on the individual’s overall performance and the number of awards previously granted to such person. For grants in fiscal 2010, the Compensation Committee decided to maintain levels consistent with grants in fiscal 2009. Annual awards are generally reviewed by the Compensation Committee in the first quarter of each year and then submitted to the full Board of Directors for approval. The Compensation Committee believes that equity grants made early in the fiscal year best allow the committee to take into account prior year performance when determining the size of the award.

In November 2009, the executive officers were all granted options to purchase shares of our common stock pursuant to the 2009 Plan. Ms. Vogt, Mr. Gould, Mr. Dilling, Ms. Shea and Mr. Smutny were issued options to acquire up to 100,000, 70,000, 30,000, 30,000, and 25,000 shares, respectively. Each of these options has an exercise price of $3.00, which was equal to the fair market value of our common stock on the date of grant.

Other Compensation

We maintain other broad-based benefits that are provided to all employees including health insurance, life and disability insurance, dental insurance and a 401(k) plan.

Relationship among the Primary Components of Compensation

The Compensation Committee views the three primary components of our executive compensation as related but distinct. The Compensation Committee reviews total compensation, but does not believe that significant compensation derived from one component of compensation should automatically negate or reduce compensation from other components. The Compensation Committee believes that each element of compensation is important for attracting and retaining executives.

The Compensation Committee determines the level for each compensation component primarily based on its view of performance and the level of compensation needed to motivate, attract and retain our employees, but also uses the peer group data described above. The Compensation Committee also considers internal equity and consistency, the size of the total compensation package and other information it deems relevant. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation or between cash and non-cash compensation other than as described above, or among different forms of compensation. This is due to the relatively small size of our executive team and the Compensation Committee’s preference for tailoring our overall compensation program to meet our needs in any particular year and tailoring each executive’s award to motivate, attract and retain that executive, as appropriate given the executive’s role, performance and contributions to achievement of corporate objectives. Nonetheless, the Compensation Committee believes that a significant portion of each executive’s total compensation opportunity should be contingent either on achievement of our corporate financial goals or increases in our stock price.

Termination-Based Compensation

We have entered into arrangements with our Chief Executive Officer and Chief Financial Officer that provide these two senior executives with payments and benefits under some circumstances in the event their employment is terminated or we undergo a change in control. The terms of these agreements are described in “Employment Arrangements” and “Potential Payments Upon Termination or Change in Control”. The agreements generally provide that all stock options will fully vest upon a Change in Control Event (as such term is defined in the section “Potential Payments Upon Termination or Change in Control”) or if the executive is terminated by us without Cause or by the executive for Good Reason (as such terms are defined in the respective employment agreements). The agreements also provide that if either executive’s employment is terminated by us without Cause or by the executive for Good Reason following a Change in Control Event, the executive will receive a cash severance payment plus certain accrued but unpaid compensation. In addition, the agreements generally provide for cash payments and the continuation of benefits upon termination by us without Cause or by the executive for Good Reason. We have an agreement with Mr. Dilling that provides for cash payments upon termination without Cause (as such term is defined in his employment agreement).

The Compensation Committee believes that the payments and benefits that these executive officers may be entitled to receive upon termination and in the event of a change in control are reasonable and consistent with competitive pay practices in the industry. Change in control arrangements help to ensure the stability of our executive management team during mergers, acquisitions and reorganizations. The Compensation Committee also believes that having all of the executive stock options accelerate upon a change in control motivates our executive officers to act in the best interests of the stockholders by removing the distraction of uncertainties faced by the executive officers with regard to his or her continued employment and compensation following a change in control. The Compensation Committee believes that the change of control provisions provided in the executive officer employment agreements are attractive enough to maintain continuity and retention of key management personnel and are consistent with our compensation philosophy.

Tax Deductibility of Compensation

Limitations on the deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code of 1986, which generally limits a public company’s tax deduction for compensation paid to certain named executive officers to $1.0 million in any year. In addition, Section 162(m) specifically exempts some performance-based compensation from the deduction limit. The Compensation Committee takes into account the deductibility of compensation programs when it considers it appropriate to do so but may authorize programs and payments, including under the management incentive plan, that are not exempt from the deduction limitation of Section 162(m).

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee, have reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears above, with management. Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE
Jill Tillman (Chair)
Samuel D. Anderson
Harold S. Blue
Sarah L. Murphy

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Jill Tillman (Chair), Samuel D. Anderson, Harold S. Blue and Sarah L. Murphy. No member of our Compensation Committee has at any time been one of our officers or employees. Since the beginning of fiscal 2010, none of our executive officers has served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Risks Related to Compensation Policies and Practices

We have assessed our compensation programs and do not believe that our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on SeraCare. Our management assessed the range of compensation that we pay, including base salaries, eligibility for our annual management incentive program, stock options and other equity-based awards, health and welfare benefits, and, in the case of sales employees, sales incentive programs. We do not believe that our compensation programs are unusual for companies in our peer group. Although our management reviewed all of our material compensation programs, they focused on compensation programs involving variable pay where participants have the potential to directly affect payouts by virtue of their job responsibilities and authority. Our management incentive program rewards senior executives based on financial metrics that include components of our annual operating income, revenue and cash flow, all of which are subject to ongoing review by multiple members of our senior management team and the Board of Directors and are also subject to audit by our independent registered public accounting firm. Accordingly, we believe that our internal control over financial reporting mitigates risks arising from the use of these financial metrics. Further, our Compensation Committee and Board of Directors retain the discretion to modify payouts under our management incentive program, which we believe further mitigates risks associated with the program. In the case of our sales incentive programs, sales commissions generally comprise only a portion of sales employees’ overall compensation, and sales are also subject to our internal control over financial reporting. In light of these factors, our management team did not believe that our compensation programs encourage excessive risk-taking or otherwise create material risks for our company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation earned during the fiscal years ended September 30, 2010, 2009 and 2008 for (i) our President and Chief Executive Officer, (ii) our Chief Financial Officer and (iii) our three other executive officers during fiscal 2010, other than our President and Chief Executive Officer and our Chief Financial Officer. We refer to these officers collectively as our named executive officers. William J. Smutny, our former Vice President, Sales and Marketing and one of our named executive officers for fiscal 2010, is no longer employed by us, effective as of December 31, 2010.

SUMMARY COMPENSATION TABLE FOR FISCAL 2010

Name and Principal Position	Fiscal Year	Salary		Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation	Total
Susan L.N. Vogt President and Chief Executive Officer	2010	$383,779	(4)	$—	$217,000	$350,000	$—	$950,779
	2009	$378,000		$149,476	$124,500	$49,825	$1,308	$703,109
	2008	$377,138		$—	$321,000	$222,775	$4,771	$925,684
Gregory A. Gould Chief Financial Officer	2010	$274,128	(5)	$—	$151,900	$250,000	$—	$676,028
	2009	$270,000		$105,426	$62,250	$70,284	$2,266	$510,226
	2008	$269,385		$—	$160,500	$159,126	$43,597	$632,608
Ronald R. Dilling Vice President, Manufacturing Operations	2010	$208,425	(6)	$—	$65,100	$75,000	$—	$348,525
	2009	$205,750		$24,927	$24,900	$24,928	$1,460	$281,965
	2008	$205,886		$—	$128,400	$42,470	$3,088	$379,844
Katheryn E. Shea Vice President, BioServices Operations	2010	$175,481	(7)	$—	$65,100	$70,300	$—	$310,881
	2009	$172,500		$18,182	$16,600	$18,183	$1,224	$226,689
	2008	$173,504		$—	$128,000	$35,790	$2,603	$339,897
William J. Smutny(8) Former Vice President, Sales and Marketing	2010	$197,411	(9)	$—	$54,250	$—	$—	$251,661
	2009	$195,500		$20,606	$20,750	$20,607	$1,275	$258,738
	2008	$195,590		$—	$64,200	$37,706	$22,274	$319,770

(1)	The amounts shown in this column do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed using the market price on the date of grant in accordance with ASC 718, of stock awards granted pursuant to the 2009 Plan, excluding the impact of estimated forfeitures related to service-based vesting conditions. These amounts represent shares of our common stock granted in November 2009 under the 2009 Plan in satisfaction of the non-cash portion of amounts earned under the fiscal 2009 Management Incentive Program. Because we previously reported these amounts as part of our executive officers’ fiscal 2009 compensation, we did not repeat disclosure of these amounts in our executive officers’ fiscal 2010 compensation, even though the shares were issued in the first quarter of fiscal 2010.
(2)	The amounts shown in this column do not reflect compensation actually received by the named executive officer. Instead, the amounts shown represent the aggregate grant date fair value, computed in accordance with ASC 718, of stock options granted during each year, excluding the impact of estimated forfeitures related to service-based vesting conditions. Amounts shown for fiscal 2009 and fiscal 2008 have been restated in accordance with newly applicable SEC rules to reflect grant date fair value; accordingly, these amounts (as well as total compensation) differ from amounts disclosed in our previous SEC filings. In calculating the amounts disclosed in the table, we used the assumptions described in Note 2 and Note 13 of the Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, as filed with the SEC on December 1, 2010.
(3)	Cash bonus amounts for performance during the fiscal year ended September 30, 2010 were approved by the Board of Directors in November 2010 and paid in December 2010.

(4)	Includes $37,797 which represents shares of our common stock granted under the 2009 Plan as non-cash compensation in lieu of salary for fiscal 2010 comprised of: 5,040 shares issued on January 4, 2010 and 4,833 shares issued on April 1, 2010, as listed under the “Grants of Plan-Based Awards” table.
(5)	Includes $20,248 which represents shares of our common stock granted under the 2009 Plan as non-cash compensation in lieu of salary for fiscal 2010 comprised of: 2,700 shares issued on January 4, 2010 and 2,589 shares issued on April 1, 2010, as listed under the “Grants of Plan-Based Awards” table.
(6)	Includes $5,138 which represents shares of our common stock granted under the 2009 Plan as non-cash compensation in lieu of salary for fiscal 2010 comprised of: 685 shares issued on January 4, 2010 and 657 shares issued on April 1, 2010, as listed under the “Grants of Plan-Based Awards” table.
(7)	Includes $4,310 which represents shares of our common stock granted under the 2009 Plan as non-cash compensation in lieu of salary for fiscal 2010 comprised of: 575 shares issued on January 4, 2010 and 551 shares issued on April 1, 2010, as listed under the “Grants of Plan-Based Awards” table.
(8)	Mr. Smutny’s employment with us terminated on December 31, 2010.
(9)	Includes $4,885 which represents shares of our common stock granted under the 2009 Plan as non-cash compensation in lieu of salary for fiscal 2010 comprised of: 651 shares issued on January 4, 2010 and 625 shares issued on April 1, 2010, as listed under the “Grants of Plan-Based Awards” table.

Grants of Plan-Based Awards

The following table shows information regarding grants of plan-based equity awards made to our named executive officers during the fiscal year ended September 30, 2010.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2010

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(2)
			Threshold ($)	Target ($)	Maximum ($)
Susan L.N. Vogt			$0	$216,878	$384,596
	10/01/09	(3)				7,500	—	—	$18,900
	11/18/09	(4)				49,825	—	—	$149,476
	11/18/09					—	100,000	$3.00	$217,000
	01/04/10	(5)				5,040	—	—	$18,900
	04/01/10	(5)				4,833	—	—	$18,897
Gregory A. Gould			$0	$154,913	$274,712
	10/01/09	(3)				4,017	—	—	$10,123
	11/18/09	(4)				35,141	—	—	$105,426
	11/18/09					—	70,000	$3.00	$151,900
	01/04/10	(5)				2,700	—	—	$10,125
	04/01/10	(5)				2,589	—	—	$10,123
Ronald R. Dilling			$0	$56,498	$100,189
	10/01/09	(3)				1,020	—	—	$2,570
	11/18/09	(4)				8,309	—	—	$24,927
	11/18/09					—	30,000	$3.00	$65,100
	01/04/10	(5)				685	—	—	$2,569
	04/01/10	(5)				657	—	—	$2,569

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards(2)
			Threshold ($)	Target ($)	Maximum ($)
Katheryn E. Shea			$0	$39,690	$70,384
	10/01/09	(3)				855	—	—	$2,155
	11/18/09	(4)				6,060	—	—	$18,182
	11/18/09					—	30,000	$3.00	$65,100
	01/04/10	(5)				575	—	—	$2,156
	04/01/10	(5)				551	—	—	$2,154
William J. Smutny(6)			$0	$44,550	$79,002
	10/01/09	(3)				969	—	—	$2,442
	11/18/09	(4)				6,868	—	—	$20,606
	11/18/09					—	25,000	$3.00	$54,250
	01/04/10	(5)				651	—	—	$2,441
	04/01/10	(5)				625	—	—	$2,444

(1)	These amounts represent potential payouts under the fiscal 2010 Management Incentive Program, which is described in more detail under the heading “Compensation Discussion and Analysis”. Actual payouts earned under the program are reflected in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation”.
(2)	Amounts represent the grant date fair value of awards granted to our named executive officers computed in accordance with ASC 718, excluding the impact of estimated forfeitures relating to service-based vesting conditions.
(3)	Represents shares of our common stock granted under the 2009 Plan as non-cash compensation in lieu of salary for fiscal 2009. This amount is reflected in the Summary Compensation Table for fiscal 2009 under the heading “Salary”.
(4)	Represents shares of our common stock granted under the 2009 Plan in satisfaction of the non-cash portion of amounts earned under the fiscal 2009 Management Incentive Program. This amount is reflected in the Summary Compensation Table for fiscal 2009 under the heading “Stock Awards”.
(5)	Represents shares of our common stock granted under the 2009 Plan as non-cash compensation in lieu of salary for fiscal 2010. This amount is reflected in the Summary Compensation Table for fiscal 2010 under the heading “Salary”.
(6)	Mr. Smutny’s employment with us terminated on December 31, 2010.

Fiscal 2010 Equity Awards

The stock option awards disclosed in the Grants of Plan-Based Awards table were issued under our 2009 Plan and were granted with an exercise price per share equal to the fair market value of our common stock on the date of each grant. The other stock awards disclosed in the Grants of Plan-Based Awards table were also issued under our 2009 Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table shows stock options outstanding on September 30, 2010 held by each of our named executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR FISCAL 2010

Name		Option Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Susan L.N. Vogt	450,000	—		$6.00	8/25/2016
	66,666	33,334	(1)	$5.38	11/14/2012
	50,000	100,000	(2)	$1.25	11/21/2013
	—	100,000	(3)	$3.00	11/18/2014
Gregory A. Gould	250,000	—		$5.80	10/3/2016
	33,333	16,667	(1)	$5.38	11/14/2012
	25,000	50,000	(2)	$1.25	11/21/2013
	—	70,000	(3)	$3.00	11/18/2014
Ronald R. Dilling	40,000	—		$5.45	2/7/2011
	26,666	13,334	(1)	$5.38	11/14/2012
	10,000	20,000	(2)	$1.25	11/21/2013
	—	30,000	(3)	$3.00	11/18/2014
Katheryn E. Shea	26,666	13,334	(4)	$5.40	11/20/2012
	6,666	13,334	(2)	$1.25	11/21/2013
	—	30,000	(3)	$3.00	11/18/2014
William J. Smutny(5)	70,000	—		$6.18	11/1/2011
	13,333	6,667	(1)	$5.38	11/14/2012
	8,333	16,667	(2)	$1.25	11/21/2013
	—	25,000	(3)	$3.00	11/18/2014

(1)	The option is scheduled to vest as to one-third of the shares on each of the first, second and third anniversaries of November 14, 2007.
(2)	The option is scheduled to vest as to one-third of the shares on each of the first, second and third anniversaries of November 21, 2008.
(3)	The option is scheduled to vest as to one-third of the shares on each of the first, second and third anniversaries of November 18, 2009.
(4)	The option is scheduled to vest as to one-third of the shares on each of the first, second and third anniversaries of November 20, 2007.
(5)	Mr. Smutny’s employment with us terminated on December 31, 2010.

Options Exercised and Stock Vested

None of our named executive officers exercised any stock options during the fiscal year ended September 30, 2010. None of our named executive officers held any restricted stock during fiscal 2010.

Pension Benefits

We do not have any qualified or nonqualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution or other nonqualified deferred compensation plans.

Employment Arrangements

  Susan L.N. Vogt, President and Chief Executive Officer

On July 14, 2006, we entered into an employment agreement with Susan L.N. Vogt pursuant to which Ms. Vogt would serve as our President and Chief Executive Officer. We amended and restated the agreement on November 18, 2009. The employment agreement provided for an initial three-year term expiring on August 25, 2009, the third anniversary of the effective date of the agreement. The term is automatically extended on each subsequent anniversary of the effective date of the agreement unless either party gives written notice of its intent not to extend the term. The agreement provided for an initial base salary subject to our annual review, and as of January 25, 2011 was $400,400 on an annualized basis. Ms. Vogt is also eligible to receive an annual incentive bonus opportunity based on the achievement of performance objectives to be established by the Board (or the Compensation Committee). Ms. Vogt’s target incentive bonus amount will be not less than 75% of her base salary. Ms. Vogt is entitled to vacation and to participate in our other benefit plans on terms consistent with those applicable to our employees generally. We also agreed to reimburse Ms. Vogt up to $175,000, including tax gross-up, for costs and expenses associated with relocating to the area in which our principal offices are located. As a condition of employment, Ms. Vogt entered into a non-competition agreement pursuant to which she agreed to not compete with SeraCare or to solicit customers or employees of SeraCare for a period of one year after the termination of her employment.

If Ms. Vogt’s employment is terminated by us without Cause or by Ms. Vogt for Good Reason (as such terms are defined in the employment agreement), subject to Ms. Vogt’s delivery of a release of claims in our favor, Ms. Vogt will be entitled to a severance benefit equal to (i) 100% of her base salary at the annualized rate in effect on her severance date, (ii) a pro-rated amount of her incentive bonus for the year in which her severance date occurs, (iii) the cost of COBRA premiums for continued medical insurance coverage for Ms. Vogt and her dependents until the first anniversary of her severance date (or, earlier, under the circumstances set forth in her employment agreement), (iv) immediately prior to her severance date, full vesting of all stock options granted to Ms. Vogt and (v) reimbursement, in an amount not to exceed $50,000, for executive outplacement services, if any, received by Ms. Vogt. In the event Ms. Vogt is terminated by us without Cause or Ms. Vogt terminates her employment for Good Reason in connection with or following a Change in Control Event (as such term is defined in the section “Potential Payments Upon Termination or Change in Control”), Ms. Vogt will receive the severance benefits outlined above except that the amount paid pursuant to clause (i) above would be equal to 150% of her base salary at the annual rate in effect on her severance date and the amount otherwise payable pursuant to clause (ii) above would be increased by 150% of Ms. Vogt’s target incentive bonus for the year in which the severance occurs. The severance benefits determined pursuant to clauses (i) and (ii) above would be paid in a single lump sum not later than 30 days after Ms. Vogt’s termination of employment. Ms. Vogt may also be entitled to an additional tax gross-up payment for any excise tax imposed on “excess parachute payments” under Section 4999 of the Internal Revenue Code.

If we provide notice of our election not to renew the term of Ms. Vogt’s employment agreement, Ms. Vogt will be entitled to the severance benefits described in the preceding paragraph commencing upon the expiration of the term of the employment agreement.

  Gregory A. Gould, Chief Financial Officer

On August 16, 2006, we entered into an employment agreement with Gregory A. Gould pursuant to which Mr. Gould would serve as our Chief Financial Officer. We amended and restated the agreement on November 18, 2009. The employment agreement provided for an initial three-year term expiring on October 3, 2009, the third anniversary of the effective date of the agreement. The term is automatically extended on each subsequent anniversary of the effective date of the agreement unless either party gives written notice of its intent not to extend the term. The agreement provided for an initial base salary subject to our annual review, and as of January 25, 2011 was $286,000 on an annualized basis. Mr. Gould is also eligible to receive an annual incentive bonus opportunity based on the achievement of performance objectives to be established by the Board or the Compensation Committee. Mr. Gould’s target incentive bonus amount will be not less than 75% of his base salary. Mr. Gould is entitled to vacation and to participate in our other benefit plans on terms consistent with those applicable to our employees generally. We agreed to pay or reimburse Mr. Gould up to $175,000, including tax gross-up, for costs and expenses associated with relocating his permanent residence to the area in which our principal offices are located. As of September 30, 2009, Mr. Gould had received $175,000 in connection with such relocation costs and expenses. Mr. Gould was also entitled to a $15,000 signing bonus, which he received in October 2006. As a condition of employment, Mr. Gould entered into a non-competition agreement pursuant to which he agreed to not compete with SeraCare or to solicit customers or employees of SeraCare for a period of one year after the termination of his employment.

If Mr. Gould’s employment is terminated by us without Cause or by Mr. Gould for Good Reason (as such terms are defined in the employment agreement), subject to Mr. Gould’s delivery of a release of claims in our favor, Mr. Gould will be entitled to a severance benefit equal to (i) 100% of his base salary at the annualized rate in effect on his severance date, (ii) a pro-rated amount of his incentive bonus for the year in which his severance date occurs, (iii) the cost of COBRA premiums for continued medical insurance coverage for Mr. Gould and his dependents until the first anniversary of his severance date (or, earlier, under the circumstances set forth in the employment agreement), (iv) immediately prior to his severance date, full vesting of all stock options granted to Mr. Gould and reimbursement, in an amount not to exceed $36,000, for executive outplacement services, if any, received by Mr. Gould. In the event Mr. Gould is terminated by us without Cause or Mr. Gould terminates his employment for Good Reason in connection with or following a Change in Control Event (as such term is defined in the section “Potential Payments Upon Termination or Change in Control”), Mr. Gould will receive the severance benefits outlined above except that the amount paid pursuant to clause (i) above would be equal to 150% of his base salary at the annual rate in effect on his severance date and the amount otherwise payable pursuant to clause (ii) above would be increased by 150% of Mr. Gould’s target incentive bonus for the year in which the severance occurs. The severance benefits determined pursuant to clauses (i) and (ii) above would be paid in a single lump sum not later than thirty (30) days after Mr. Gould’s termination of employment. Mr. Gould may also be entitled to an additional tax gross-up payment for any excise tax imposed on “excess parachute payments” under Section 4999 of the Internal Revenue Code.

If we provide notice of our election not to renew the term of Mr. Gould’s employment agreement, Mr. Gould will be entitled to the severance benefits described in the preceding paragraph commencing upon the expiration of the term of the employment agreement.

  Ronald R. Dilling, Vice President, Manufacturing Operations

On February 1, 2008, we entered into an employment agreement with Ronald R. Dilling pursuant to which Mr. Dilling would serve as our Vice President of Manufacturing Operations. We amended the agreement on December 31, 2008 and March 30, 2009. The agreement provided for an initial base salary subject to adjustment from time to time by the Board of Directors, and as of January 25, 2011 was $215,000 on an annualized basis. Mr. Dilling is also entitled to vacation and to participate in our bonus, incentive and other benefit plans on terms consistent with those applicable to our employees generally. Pursuant to the agreement, Mr. Dilling agreed to not compete with SeraCare or to solicit customers or employees of SeraCare during his employment and for a period of one year after the termination of his employment.

If we terminate Mr. Dilling’s employment without Cause (as such term is defined in the agreement), subject to Mr. Dilling’s delivery of a release of claims in our favor and provided that no benefits are payable to the executive under a separate severance agreement as a result of such termination, Mr. Dilling is entitled to six months of base salary following the date of termination. Mr. Dilling may terminate his employment at any time upon 30 days notice to us. In that event, we may waive the period of notice and if we so elect, we will pay Mr. Dilling his base salary for the initial 30 days of the notice period (or for any remaining portion of that period).

  John J. (Sean) O’Connor II, Vice President, Sales and Marketing

On January 28, 2011, we entered into a written arrangement with John J. O’Connor pursuant to which Mr. O’Connor would serve as our Vice President, Sales and Marketing. As of March 1, 2011, his base salary was $220,000 on an annualized basis. He is eligible for an annual incentive bonus based on the achievement of performance objectives to be established by the Board or Compensation Committee. We agreed to pay or reimburse Mr. O’Connor up to $80,000, including tax gross-up, for costs and expenses associated with relocating his permanent residence to the Milford, Massachusetts area. If he resigns before completing three full years of employment with us, Mr. O’Connor will be responsible for reimbursing us for a pro-rated portion of any relocation payments previously paid to him. Mr. O’Connor is an at-will employee and is not entitled to receive any severance payments upon termination of employment or upon a change in control.

  Katheryn E. Shea, Vice President, BioServices Operations

Katheryn E. Shea has an oral agreement with us pursuant to which Ms. Shea serves as our Vice President, BioServices Operations. As of January 25, 2011, her base salary was $181,500 on an annualized basis. She is eligible for an annual incentive bonus based on the achievement of performance objectives to be established by the Board or Compensation Committee. Ms. Shea is an at-will employee and is not entitled to receive any severance payments upon termination of employment or upon a change in control.

  William J. Smutny, Former Vice President, Sales and Marketing

During fiscal 2010, William J. Smutny had an oral agreement with us pursuant to which Mr. Smutny served as our Vice President, Sales and Marketing. On December 31, 2010, we entered into a severance agreement with Mr. Smutny relating to the termination of his employment. The severance agreement provides that Mr. Smutny’s employment with us terminated effective December 31, 2010. Mr. Smutny agreed to certain covenants, including confidentiality and non-disparagement covenants, and provided a waiver and release of claims against us. We agreed to pay Mr. Smutny severance of $124,000, payable in equal installments over the thirteen scheduled bi-weekly paydays following the effective date of the severance agreement. In addition, the severance agreement provides that we will pay Mr. Smutny’s first month of COBRA insurance premiums.

Potential Payments Upon Termination or Change in Control

We have entered into agreements and maintain equity incentive plans that may require us to make payments and provide benefits to some of the executive officers named in the Summary Compensation Table in the event of a termination of employment or a change in control. See “Employment Arrangements” for a description of the severance and change in control arrangements for Ms. Vogt, Mr. Gould and Mr. Dilling. Each of Ms. Vogt and Mr. Gould will only be eligible to receive severance payments if each officer signs a general release of claims. In addition, if Ms. Vogt or Mr. Gould materially breach any of her or his obligations under her or his confidentiality agreement or non-competition agreement at any time, she or he will no longer be entitled to severance payments. The term of each of Ms. Vogt’s and Mr. Gould’s confidentiality agreement and non-competition agreement is the term of the executive’s employment plus a period of one year thereafter. Each of Ms. Vogt’s and Mr. Gould’s confidentiality and non-competition agreements may be waived by a written instrument signed by the party waiving compliance.

The tables below summarize the potential payments to each of Ms. Vogt, Mr. Gould and Mr. Dilling assuming that the executive officer is terminated not for Cause, resigns for Good Reason, or upon the consummation of a Change in Control Event (as each term is defined in the respective employment agreements). The tables assume that the event occurred on September 30, 2010, the last day of our fiscal year. The closing price of the Company’s stock on The NASDAQ Capital Market as of September 30, 2010 was $3.65.

Under Ms. Vogt’s and Mr. Gould’s employment agreements, a Change in Control Event is defined as:

(i)	the dissolution or liquidation of the Company, other than in the context of a transaction that does not constitute a Change in Control Event under clause (ii) below;
(ii)	the consummation of a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Company’s business and/or assets as an entirety to, one or more entities that are not Subsidiaries (as defined below), (a “Business Combination”), unless (A) as a result of the Business Combination at least 50% of the outstanding securities voting generally in the election of directors of the surviving or resulting entity or a parent thereof (the “Successor Entity”) immediately after the reorganization are, or will be, owned, directly or indirectly, in substantially the same proportions, by shareholders of the Company immediately before the Business Combination; and (B) no person (as defined in clause (iii) below, but excluding the Successor Entity or an Excluded Person (as defined below)) beneficially owns, directly or indirectly, more than 50% of the outstanding shares of the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and (C) at least 50% of the members of the board of directors of the entity resulting from the Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination;
(iii)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than an Excluded Person (as such term is defined below) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled to then vote generally in the election of directors of the Company, other than as a result of (A) an acquisition directly from the Company, (B) an acquisition by the Company, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Successor Entity, or an acquisition by any entity pursuant to a transaction which is expressly excluded under clause (ii) above; or
(iv)	during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each new Board member was approved by a vote of at least two-thirds of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

As used in the Change of Control definition above, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company, and “Excluded Person” means (1) any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act, (2) the Company, or (3) an employee benefit plan (or related trust) sponsored or maintained by the Company or the Successor Entity.

Susan L.N. Vogt, President and Chief Executive Officer

	Termination Not for Cause or Resignation for Good Reason		Termination Not for Cause or Resignation for Good Reason in Connection With or Following a Change In Control Event
Base salary	$385,560	(3)	$578,340	(8)
Bonus	$350,000	(4)	$783,755	(9)
Benefits	$17,684	(5)	$17,684	(5)
Number of Stock Options Accelerated	233,334	(6)	233,334	(6)
Value of Accelerated Stock Options Upon Termination(1)	$305,000		$305,000
Excise Tax Gross-Up(2)	$—		$—
Other Benefits	$50,000	(7)	$50,000	(7)
Total	$1,108,244		$1,734,779

(1)	Value is based upon the difference between the fair market value of our common stock on September 30, 2010 ($3.65 per share) and the exercise price of the accelerated options. Of the unvested options held by Ms. Vogt at September 30, 2010, 33,334 have an exercise price of $5.38 per share, which is greater than the fair market value of our common stock on that date. Accordingly, solely for purposes of this table, we have assumed that these options do not have value. This table does not reflect the value of 80,000 shares of restricted stock granted to Ms. Vogt after September 30, 2010.
(2)	For purposes of these computations, we have assumed that regular salary and bonus under Ms. Vogt’s employment agreement are not included as contingent upon a change in control event even though paid pursuant to agreements entered into by us within one year of September 30, 2010. Based on the termination payment examples presented in this table, we estimate that Ms. Vogt would not receive any excise tax gross-up payment upon termination of employment. However, in certain circumstances, such as a Change in Control Event at a premium to the market price of our common stock or unusually high bonus achievement in the year of termination, we could be required to pay Ms. Vogt an excise tax gross-up payment.
(3)	Represents Ms. Vogt’s base salary in effect on September 30, 2010. Does not reflect the increase in Ms. Vogt’s salary to $400,400 in December 2010.
(4)	Amount of pro-rated incentive bonus for the period from October 1, 2009 to September 30, 2010. This amount is equal to the actual incentive bonus amount that was paid in December 2010 related to the year ended September 30, 2010.
(5)	Payment of premium cost of participation in our health and/or dental insurance plans for 12 months.
(6)	All unvested options held by Ms. Vogt will become fully vested in the event of termination by us not for Cause or termination by Ms. Vogt for Good Reason.
(7)	Reimbursement of up to $50,000 for executive outplacement services.
(8)	Represents 150% of Ms. Vogt’s base salary in effect on September 30, 2010. See note 3.
(9)	Amount of pro-rated incentive bonus for the period from October 1, 2009 to September 30, 2010 plus 150% of Ms. Vogt’s target incentive bonus for the year in which the severance occurs. See note 4.

Gregory A. Gould, Chief Financial Officer

	Termination Not for Cause or Resignation for Good Reason		Termination Not for Cause or Resignation for Good Reason in Connection With or Following a Change in Control Event
Base salary	$275,400	(3)	$413,100	(8)
Bonus	$250,000	(4)	$559,825	(9)
Benefits	$17,684	(5)	$17,684	(5)
Number of Stock Options Accelerated	136,667	(6)	136,667	(6)
Value of Accelerated Stock Options Upon Termination(1)	$165,500		$165,500
Excise Tax Gross-Up(2)	$—		$—
Other Benefits	$36,000	(7)	$36,000	(7)
Total	$744,584		$1,192,109

(1)	Value is based upon the difference between the fair market value of our common stock on September 30, 2010 ($3.65 per share) and the exercise price of the accelerated options. Of the unvested options held by Mr. Gould at September 30, 2010, 16,667 have an exercise price of $5.38 per share, which is greater than the fair market value of our common stock on that date. Accordingly, solely for purposes of this table, we have assumed that these options do not have value. This table does not reflect the value of 50,000 shares of restricted stock granted to Mr. Gould after September 30, 2010.
(2)	For purposes of these computations, we have assumed that regular salary and bonus under Mr. Gould’s employment agreement are not included as contingent upon a change in control event even though paid pursuant to agreements entered into by us within one year of September 30, 2010. Based on the termination payment examples presented in this table, we estimate that Mr. Gould would not receive any excise tax gross-up payment upon termination of employment. However, in certain circumstances, such as a Change in Control Event at a premium to the market price of our common stock or unusually high bonus achievement in the year of termination, we could be required to pay Mr. Gould an excise tax gross-up payment.
(3)	Represents base salary in effect on September 30, 2010. Does not reflect the increase in Mr. Gould’s salary to $286,000 in December 2010.
(4)	Amount of pro-rated target incentive bonus for the period from October 1, 2009 to September 30, 2010. This amount is equal to the actual incentive bonus amount that was paid in December 2010 related to the year ended September 30, 2010.
(5)	Payment of premium cost of participation in our health and/or dental insurance plans for 12 months.

(6)	All options held by Mr. Gould will become fully vested in the event of termination by us not for Cause or termination by Mr. Gould for Good Reason.
(7)	Reimbursement of up to $36,000 for executive outplacement services.
(8)	Represents 150% of Mr. Gould’s base salary in effect on September 30, 2010. See note 3.
(9)	Amount of pro-rated target incentive bonus for the period from October 1, 2009 to September 30, 20010 plus 150% of Mr. Gould’s target incentive bonus for the year in which the severance occurs. See note 4.

Ronald R. Dilling, Vice President, Manufacturing Operations

	Termination Not for Cause
Base salary	$104,625	(1)
Total	$104,625

(1)	Represents six months of base salary in effect on September 30, 2010. Does not reflect the increase in Mr. Dilling’s salary to $215,000 in December 2010.

Value of Accelerated Stock Options upon a Change In Control

In certain circumstances, the vesting of stock options and other equity awards held by our named executive officers may accelerate upon a change of control. The following table shows the number and assumed value of unvested stock options held by our named executive officers at September 30, 2010 in the event of acceleration upon a change of control, assuming the change of control were to occur on that date. Value is based upon the difference between the fair market value of our common stock on September 30, 2010 ($3.65 per share) and the exercise price of the accelerated options. Because Mr. Smutny’s employment terminated on December 31, 2010, he would not be entitled to any acceleration of vesting upon a change of control; accordingly, he has been omitted from the following table.

Name	Number of Shares Underlying Stock Options Accelerated (#)	Value of Accelerated Stock Options ($)
Susan L.N. Vogt(1)	233,334	$305,000
Gregory A. Gould(2)	136,667	$165,500
Ronald R. Dilling(3)	63,334	$67,500
Katheryn E. Shea(4)	56,668	$51,502

(1)	Of the unvested options held by Ms. Vogt at September 30, 2010, 33,334 have an exercise price of $5.38 per share, which is greater than the fair market value of our common stock on that date. Accordingly, solely for purposes of this table, we have assumed that these options do not have value. This table does not reflect the value of 80,000 shares of restricted stock granted to Ms. Vogt after September 30, 2010.
(2)	Of the unvested options held by Mr. Gould at September 30, 2010, 16,667 have an exercise price of $5.38 per share, which is greater than the fair market value of our common stock on that date. Accordingly, solely for purposes of this table, we have assumed that these options do not have value. This table does not reflect the value of 50,000 shares of restricted stock granted to Mr. Gould after September 30, 2010.
(3)	Of the unvested options held by Mr. Dilling at September 30, 2010, 13,334 have an exercise price of $5.38 per share, which is greater than the fair market value of our common stock on that date. Accordingly, solely for purposes of this table, we have assumed that these options do not have value. This table does not reflect the value of 24,600 shares of restricted stock granted to Mr. Dilling after September 30, 2010.
(4)	Of the unvested options held by Ms. Shea at September 30, 2010, 13,334 have an exercise price of $5.40 per share, which is greater than the fair market value of our common stock on that date. Accordingly, solely for purposes of this table, we have assumed that these options do not have value. This table does not reflect the value of 21,000 shares of restricted stock granted to Ms. Shea after September 30, 2010.

Equity Incentive Plans

We currently have two share-based compensation plans, which we refer to together as the Plans.

2001 Stock Incentive Plan

Our Amended and Restated 2001 Stock Incentive Plan, or the 2001 Plan, was initially approved and adopted in September 2001. The 2001 Plan, as amended, was most recently approved by our shareholders on February 27, 2008 and was most recently amended and restated on November 18, 2009. Unless otherwise provided in the applicable award agreement, each stock option vests as to one-third of the number of shares subject to the award on each of the first, second, and third anniversaries of the award date of the stock option, subject to earlier termination pursuant to the 2001 Plan. Stock options granted under the 2001 Plan ordinarily expire at termination of employment (or other service specified in the award agreement) if not vested and, unless termination is for cause, continue to be exercisable for up to three months (12 months in the case of termination by reason of death, disability or retirement as defined) to the extent vested. If a non-employee director’s service on the Board of Directors terminates, any options granted before October 17, 2008 which are outstanding on the date of termination may be exercised for a period of six months after the date of termination or until the expiration of the stated term of such option, whichever first occurs.

In connection with any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split, merger, combination, consolidation, or other reorganization, spin-off, split-up or similar extraordinary dividend distribution in respect of our common stock, any exchange of common stock, or any similar, unusual or extraordinary corporate transaction in respect of our common stock, or a sale of all or substantially all of our common stock or of our assets, the Compensation Committee, to the extent (if any) it deems it appropriate and equitable under the circumstances to do so, will make adjustments to the 2001 Plan and outstanding awards, including maximum share limits, and will provide for the assumption, substitution or exchange of awards, options and other rights to acquire our common stock that are outstanding immediately prior to such event, or for a payment of cash, securities or property in respect of such awards. In the event of a dissolution, an event described above in which we do not survive or in which we are acquired or experience a change in control event (as defined in the 2001 Plan), any option or other right to acquire our common stock under the 2001 Plan will terminate, subject to any provision by the Compensation Committee for their survival, substitution, assumption, exchange or other settlement.

Under the 2001 Plan, each outstanding stock option will become immediately exercisable upon a Change in Control Event (as defined in the 2001 Plan) unless prior to the event the Compensation Committee determines that, upon its occurrence, benefits under any or all awards will not be accelerated or determines that only certain or limited benefits under any or all awards will be accelerated and the extent to which they will be accelerated, or establishes a different time in respect of such event for such acceleration. In addition, in anticipation of a Change in Control Event, the Compensation Committee instead may accelerate the vesting and exercisability, as applicable, of any or all outstanding awards to any date within 30 days prior to or concurrent with the occurrence of the Change in Control Event, shorten the term of outstanding awards to the date of the occurrence of such Change in Control Event or cancel any outstanding awards and pay to the holders thereof, in cash or shares of common stock, the value of such awards based upon the price per share of common stock received or to be received by our stockholders in the Change in Control Event.

2009 Equity Incentive Plan

On February 11, 2009, our shareholders approved the 2009 Equity Incentive Plan, or the 2009 Plan. Stock options granted under the 2009 Plan ordinarily expire at termination of employment if not vested, and unless termination is for cause, continue to be exercisable for up to three months (one year in the case of termination by reason of death, total disability or retirement as defined) to the extent vested.

In the event of any of (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which we are not the surviving corporation or which results in the acquisition of all or substantially all of our then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all of our assets, or (iii) our dissolution or liquidation (each event defined as a “Covered Transaction” in the 2009 Plan), except as otherwise provided in an award, the Compensation Committee may provide for the assumption, substitution, cash-out or acceleration of some or all outstanding awards. If the Covered

Transaction is one in which there is no assumption, substitution or cash-out, then, subject to certain restrictions under the 2009 Plan, each award requiring exercise will become fully exercisable prior to the Covered Transaction on a basis that gives the holder of the award a reasonable opportunity, as determined by the Compensation Committee, following exercise of the award to participate as a stockholder in the Covered Transaction. Unless assumed or converted into an ongoing right to receive payment other than stock, all awards will terminate upon consummation of a Covered Transaction.

In the event of a stock dividend, stock split or combination of shares (including a reverse split), recapitalization or other change in our capital structure, the Compensation Committee will make appropriate adjustments to the 2009 Plan and outstanding awards, including the maximum number of shares deliverable under the 2009 Plan and the maximum share limits per person.

Option Agreements

In conjunction with the execution of each of Ms. Vogt’s and Mr. Gould’s employment agreements, each of Ms. Vogt and Mr. Gould was granted a nonqualified stock option to purchase 450,000 shares and 250,000 shares, respectively, of our common stock. These options were not granted pursuant to either of the Plans. The terms and conditions provide for vesting upon termination without Cause, for Good Reason or upon the occurrence of a Change in Control Event (as such terms are defined in the respective employment agreements). Upon termination without Cause or for Good Reason, the then-outstanding and otherwise unvested portion of each option shall become fully vested and shall be exercisable for a period of 12 months following the date of termination. Each of the options may be terminated upon a breach of the non-competition agreement entered into in connection with each of Ms. Vogt’s and Mr. Gould’s employment agreements. Upon or prior to the occurrence of a Change in Control Event, the then-outstanding and otherwise unvested portion of each option shall become fully vested.

We have also entered into option agreements with Ms. Vogt, Mr. Gould, Mr. Dilling, Ms. Shea and Mr. Smutny for the options issued under the Plans as represented in the Outstanding Equity Awards at Fiscal Year End table. The terms and conditions for each of these options are generally described in “Equity Incentive Plans” above.

DIRECTOR COMPENSATION FOR FISCAL 2010

Each of our current non-employee directors receives compensation from us for his or her services as a member of our Board of Directors and its committees. In fiscal 2010, our non-employee directors received the following compensation for service as directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(6) ($)	Option Awards(7) ($)	Total ($)
Eugene I. Davis(1)	$39,104	$16,396	$52,000	$107,500
Samuel D. Anderson(2)	$25,755	$14,495	$31,200	$71,450
Harold S. Blue(3)	$35,679	$15,321	$31,200	$82,200
Sarah L. Murphy(4)	$39,431	$15,819	$31,200	$86,450
Jill Tillman(5)	$28,806	$15,694	$31,200	$75,700

(1)	As of September 30, 2010, Eugene I. Davis held options to purchase 105,000 shares of our common stock, of which 98,750 had vested.
(2)	As of September 30, 2010, Samuel D. Anderson held options to purchase 60,000 shares of our common stock, of which 56,250 had vested.
(3)	As of September 30, 2010, Harold S. Blue held options to purchase 22,192 shares of our common stock, of which 18,442 had vested.
(4)	As of September 30, 2010, Sarah L. Murphy held options to purchase 62,500 shares of our common stock, of which 58,750 had vested.
(5)	As of September 30, 2010, Jill Tillman held options to purchase 62,500 shares of our common stock, of which 58,750 had vested.
(6)	The amounts in this column do not reflect compensation actually received by the director. Instead, the amounts shown represent the aggregate grant date fair value, computed using the market price on the date of grant in accordance with Accounting Standards Codification 718, Compensation — Stock Compensation, or ASC 718, of stock awards granted during the fiscal year ended September 30, 2010 pursuant to the 2009 Plan, as follows:

	Date of Grant
	October 1, 2009		January 4, 2010		April 1, 2010		July 1, 2010
	Shares Issued	Grant Date Fair Value	Shares Issued	Grant Date Fair Value	Shares Issued	Grant Date Fair Value	Shares Issued	Grant Date Fair Value
Eugene I. Davis	1,904	$4,798	1,173	$4,399	1,202	$4,699	733	$2,500
Samuel D. Anderson	1,577	$3,974	1,060	$3,975	1,035	$4,046	733	$2,500
Harold S. Blue	1,736	$4,375	1,140	$4,275	1,067	$4,171	733	$2,500
Sarah L. Murphy	1,785	$4,498	1,173	$4,399	1,131	$4,422	733	$2,500
Jill Tillman	1,785	$4,498	1,173	$4,399	1,099	$4,297	733	$2,500

None of our directors had any unvested stock awards outstanding as of September 30, 2010.

(7)	The amounts in this column do not reflect compensation actually received by the director. Instead, the amounts shown represent the aggregate grant date fair value, computed in accordance with ASC 718, of stock options granted during the fiscal year ended September 30, 2010, excluding the impact of estimated forfeitures related to service-based vesting conditions. In calculating these amounts, we used the assumptions described in Note 2 and Note 13 of the Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, as filed with the SEC on December 1, 2010.

  Cash Compensation

Pursuant to the fiscal 2010 Director Compensation Program, each non-employee director received an annual cash retainer of $10,000, with our Chairman receiving an additional $10,000. Directors also received an additional retainer for serving on the standing committees of the Board of Directors. The annual retainers were paid in quarterly installments in advance. The annual retainers for participation on a committee were as follows: $7,500, $5,000 and $5,000, respectively, for the chairs of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee; and $5,000, $2,500 and $2,500, respectively, for the non-chair members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Directors received $2,000 for each Board meeting attended in person and $500 for each Board meeting attended telephonically. All members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee also received a cash fee of $2,000 for each committee meeting attended in person and $500 for each meeting attended telephonically, provided the meeting was not in conjunction with another compensated Board meeting. However, the maximum total payment to Board members for meeting fees was capped at $7,500 per fiscal quarter for all meetings of the Board and committees. In addition, from October 1, 2009 through March 31, 2010, 20% of each cash payment described above was payable in shares of our common stock. In fiscal 2010, we also had a special committee of the Board of Directors, whose members were Eugene I. Davis, Harold S. Blue and Sarah L. Murphy. Each member of the special committee received a cash fee of $2,000 for each committee meeting attended in person and $500 for each meeting attended telephonically, provided the meeting was not in conjunction with another compensated Board meeting. In addition, Mr. Blue and Ms. Murphy each received a one-time cash payment of $5,000. The cash compensation portion of the fiscal 2011 Director Compensation Program is substantially the same as the fiscal 2010 Director Compensation Program, except that all directors’ fees are expected to be paid in cash.

  Equity Compensation

Pursuant to the 2010 Director Compensation Program, all non-employee directors received the following stock and option awards under the 2009 Plan. Each director received an annual retainer of $10,000 worth of shares of our common stock. We paid the retainer in quarterly installments in advance. In addition, as previously noted, the cash payments described above were payable 20% in shares of our common stock from October 1, 2009 through March 31, 2010. The number of shares of common stock granted was based on valuing the shares at the greater of $1.00 or the closing price of our common stock on the first business day of each quarter. Each non-employee director also received a five-year option to purchase 15,000 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of the grant. Each option vests quarterly over a period of 12 months. The Chairman of the Board received an additional option grant of 10,000 shares subject to the same vesting period and conditions. The equity compensation portion of the fiscal 2011 Director Compensation Program is substantially the same as the fiscal 2010 Director Compensation Program.

On March 25, 2011, our Compensation Committee amended outstanding options to purchase an aggregate of 242,192 shares of our common stock held by Messrs. Anderson, Blue and Davis to provide that such options would, after the end of their terms of office as directors, remain exercisable until May 10, 2012 and, if not fully vested, would continue to vest in accordance with the options’ quarterly vesting schedule.

  Reimbursement of Expenses

We also reimburse all of our non-employee directors for expenses incurred in attending meetings of the Board of Directors and its committees. The amounts set forth in the table do not include reimbursement of expenses.

  Indemnification of Officers and Directors

We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of SeraCare, so that they will serve free from undue concerns for liability for actions taken on behalf of us. This indemnification is required under our Certificate of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Shareholders

The following table provides information as of March 15, 2011, except as otherwise indicated in the footnotes to the following table, with respect to the beneficial ownership of our common stock, by (i) each person known to us to own beneficially more than five percent of our common stock, (ii) each of our named executive officers, (iii) each of our directors, and (iv) all of our current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of March 15, 2011 pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 19,245,496 shares of common stock outstanding on March 15, 2011.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders or their SEC filings. Unless otherwise indicated, the address for each director and executive officer listed is: c/o SeraCare Life Sciences, Inc., 37 Birch Street, Milford, Massachusetts 01757.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% or Greater Stockholders
Combined group of Jacob Safier and Ltova Holdings LLC(1)	3,853,263	20%
Ashford Capital Management, Inc.(2)	1,794,841	9%
Black Horse Capital Management LLC(3)	1,065,309	6%
T. Rowe Price Associates, Inc.(4)	1,000,000	5%
Named Executive Officers and Directors
Susan L.N. Vogt(5)	861,413	4%
Gregory A. Gould(6)	476,288	2%
Ronald R. Dilling(7)	107,432	*
Katheryn E. Shea(8)	94,670	*
William J. Smutny(9)	122,998	*
Eugene I. Davis(10)	131,034	*
Samuel D. Anderson(11)	307,667	2%
Harold S. Blue(12)	38,247	*
Sarah L. Murphy(13)	84,924	*
Jill Tillman(14)	86,838	*
All current executive officers and directors as a group (10 persons)(15)	2,188,513	11%

*	Indicates beneficial ownership of less than one percent.
(1)	The address for Mr. Jacob Safier and Ltova Holdings LLC is c/o Marc Weingarten, Esq., Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022. Information is based on a Schedule 13D/A filed by Ltova Holdings LLC and Mr. Safier on November 10, 2010. Ltova Holdings LLC may be deemed to have sole power to vote and dispose of 2,846,657 shares of our common stock. Mr. Safier, as sole managing member of Ltova Holdings LLC, may be deemed to own beneficially the shares beneficially owned by Ltova Holdings LLC and, together with the 1,006,606 shares directly owned by him, may be deemed to have the sole power to vote and dispose of an aggregate of 3,853,263 shares of our common stock.

(2)	The address for Ashford Capital Management, Inc. is 1 Walkers Mill Road, Wilmington, DE 19807. Information is based on a Schedule 13G/A filed by Ashford Capital Management, Inc. on February 9, 2011. 1,794,841 shares of common stock are held by clients of Ashford Capital Management, Inc., two separate limited partnerships and two commingled funds, and Ashford, in its capacity as investment advisor, may be deemed to have the sole power to vote and dispose of all the shares.
(3)	The address for Mr. Dale Chappell and Black Horse Capital Management LLC is 338 S. Sharon Amity Rd., #202, Charlotte, NC 28211. Information is based on a Schedule 13G/A filed by Black Horse and Mr. Chappell on February 14, 2011. Black Horse reported that it beneficially owns 1,065,309 shares of our common stock. Mr. Chappell, as the controlling person of Black Horse, may be deemed to beneficially own the shares beneficially owned by Black Horse. Mr. Chappel and Black Horse reported that each shares voting and dispositive power with respect to the shares.
(4)	The address for T. Rowe Price Associates, Inc., or Price Associates, is 100 East Pratt Street, Baltimore, MD 21202. Information is based on a Schedule 13G/A filed by Price Associates on February 11, 2011. Price Associates has advised us that these securities are owned by various individual and institutional investors which Price Associates serves as an investment advisor. Price Associates reported that it has the sole power to vote and dispose of these shares. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of these shares; however, Price Associates expressly disclaims that it is the beneficial owner of these shares.
(5)	Consists of 178,080 shares of common stock and 683,333 shares of common stock underlying options exercisable within 60 days of March 15, 2011.
(6)	Consists of 102,955 shares of common stock and 373,333 shares of common stock underlying options exercisable within 60 days of March 15, 2011.
(7)	Consists of 37,432 shares of common stock and 70,000 shares of common stock underlying options exercisable within 60 days of March 15, 2011.
(8)	Consists of 31,337 shares of common stock and 63,333 shares of common stock underlying options exercisable within 60 days of March 15, 2011.
(9)	Consists of 32,998 shares of common stock and 90,000 shares of common stock underlying options exercisable within 60 days of March 15, 2011. Mr. Smutny’s employment with us terminated on December 31, 2010 and, as such, his ownership is not included in the total of all of our current executive officers and directors as a group.
(10)	Consists of 19,784 shares of common stock and 111,250 shares of common stock underlying options exercisable within 60 days of March 15, 2011.
(11)	Consists of 243,917 shares of common stock, 63,750 shares of common stock underlying options exercisable within 60 days of March 15, 2011. Excludes 480 shares owned by Mr. Anderson’s wife, which Mr. Anderson does not beneficially own.
(12)	Consists of 12,305 shares of common stock and 25,942 shares of common stock underlying options exercisable within 60 days of March 15, 2011.
(13)	Consists of 18,674 shares of common stock and 66,250 shares of common stock underlying options exercisable within 60 days of March 15, 2011.
(14)	Consists of 20,588 shares of common stock and 66,250 shares of common stock underlying options exercisable within 60 days of March 15, 2011.
(15)	See footnotes 5-8 and 10-14 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since the beginning of fiscal 2010, we have not engaged in any reportable related person transaction with any of our directors, executive officers or beneficial owners of more than five percent of our common stock or any of their related persons.

Executive Compensation

We have entered into employment agreements with some of our executive officers. For a detailed description of these employment agreements, see “Executive Compensation — Employment Arrangements.” We have also entered into option agreements with each of our executive officers. For a detailed description of these agreements, see “Executive Compensation — Option Agreements.” Please see “Executive Compensation — Summary Compensation Table” for additional information regarding compensation of our executive officers.

Director Compensation

Please see “Director Compensation” for a discussion of equity awards and payments made to our non-employee directors.

Review and Approval of Related Party Transactions

The charter of the Audit Committee of our Board of Directors requires it to review and approve all related person transactions. We have not adopted any specific policies and procedures with respect to the Audit Committee’s review and approval of such transactions. The Audit Committee will review and consider related person transactions on an ad hoc basis and factor all relevant facts and circumstances into its decision regarding whether or not to approve such transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other of our equity securities. Executive officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us with respect to fiscal 2010, and written representations from our executive officers and directors that no Forms 5 were required to be filed with respect to fiscal 2010, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to our Amended and Restated 2001 Stock Incentive Plan, our 2009 Equity Incentive Plan and commitments pursuant to Susan L.N. Vogt’s and Gregory A. Gould’s employment agreements as of September 30, 2010:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders:
Amended and Restated 2001 Stock Incentive Plan	1,242,794		$3.68	283,138
2009 Equity Incentive Plan	554,500		$3.00	712,440
Equity compensation plans not approved by security holders:
Individual compensation arrangements	700,000	(1)	$5.93	N/A
Total	2,497,294		$4.16	995,578

(1)	450,000 options were issued to Ms. Vogt on August 25, 2006 at an exercise price of $6.00 per share and 250,000 options were issued to Mr. Gould on October 3, 2006 at an exercise price of $5.80 per share. These options vested in equal annual installments over a period of three years and have a maximum term of ten years.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On December 22, 2010, the Audit Committee of our Board of Directors dismissed Mayer Hoffman McCann P.C., or Mayer Hoffman, as our independent registered public accounting firm. On January 11, 2011, the Audit Committee engaged BDO USA, LLP as our new independent registered public accounting firm. Representatives from BDO USA, LLP are expected to attend the annual meeting, to have the opportunity to make a statement if they wish to do so, and to respond to appropriate questions from stockholders. Representatives from Mayer Hoffman are not expected to attend the annual meeting. However, if they do attend, they will have the opportunity to make a statement if they wish to do so and to respond to appropriate questions from stockholders.

Mayer Hoffman’s reports on our financial statements for the fiscal years ended September 30, 2010 and 2009 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended September 30, 2010 and 2009 and the subsequent period through December 22, 2010, we had no disagreements with Mayer Hoffman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Mayer Hoffman, would have caused Mayer Hoffman to make reference to the subject matter of the disagreement in its report on our financial statements, and during such periods there were no “reportable events,” as the term is described in Item 304(a)(1)(v) of Regulation S-K.

Fees for Professional Services

The following table provides the fees that we accrued for services performed by Mayer Hoffman McCann P.C. with respect to fiscal years 2010 and 2009.

	2010	2009
Audit Fees(1)	$304,594	$370,538
Audit-Related Fees(2)	15,363	—
Tax Fees	—	—
All Other Fees	—	—
Total	$319,957	$370,538

(1)	The 2010 and 2009 audit fees relate to professional services performed for the audit of our annual financial statements and reviews of our quarterly financial statements.
(2)	The 2010 audit-related fees relate to due diligence services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm

Consistent with policies of the SEC regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee must specifically pre-approve the engagement of the independent auditor to perform those additional services before the independent auditor may provide the additional services.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. In 2009 and 2010, 100% of the audit and audit-related fees were pre-approved by the Audit Committee.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On January 11, 2011, we engaged BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2011 after a thorough selection process, which included meeting with, and reviewing proposals from, several candidates. The decision to engage BDO USA, LLP as our independent auditor was approved by the Audit Committee of our Board of Directors.

Our Audit Committee is responsible for selecting and appointing our independent registered public accounting firm, and stockholder ratification of this appointment is not required by law or our governing instruments. However, our Audit Committee has recommended that our Board of Directors submit this matter to our stockholders as a matter of good corporate governance and practice. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain BDO USA, LLP, and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and stockholders.

In order to pass, this proposal must receive the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal.

Our Board of Directors recommends that you vote FOR the ratification of the appointment by the Audit Committee of our Board of Directors of BDO USA, LLP as our independent registered public accounting firm for the year ending September 30, 2011.

AUDIT COMMITTEE REPORT

The Audit Committee assists our Board of Directors in discharging its responsibilities relating to our accounting and financial reporting processes and has general responsibility for oversight and review of our accounting and financial reporting practices, internal control over financial reporting and accounting and audit activities. Management is responsible for the preparation, presentation and integrity of our financial statements, the financial reporting process, accounting principles, internal control over financial reporting and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Our auditors are responsible for performing an independent audit of the financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. During and after the fiscal year ended September 30, 2010, the Audit Committee met and held discussions with management and the independent auditors. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees.” The Audit Committee reviewed and discussed our audited financial statements as of and for the year ended September 30, 2010 with management and the independent auditors, and our Board of Directors, including the Audit Committee, received an opinion of Mayer Hoffman McCann P.C. as to the conformity of such audited financial statements with generally accepted accounting principles.

The Audit Committee discussed with the independent auditors the overall scope and plans for the audit. The Audit Committee met regularly with the independent auditors, with and without management present, to discuss the results of their examination, the evaluation of our internal control over financial reporting and the overall quality of our accounting procedures.

In addition, the Audit Committee obtained from Mayer Hoffman McCann P.C. written documentation describing all relationships between Mayer Hoffman McCann P.C. and us that might bear on Mayer Hoffman McCann P.C.’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with Mayer Hoffman McCann P.C. any relationships that may have had an impact on its objectivity and independence and satisfied itself as to Mayer Hoffman McCann P.C.’s independence.

Based on the above-mentioned review and discussions with management and Mayer Hoffman McCann P.C., and subject to the limitations on our role and responsibility described above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 for filing with the SEC.

AUDIT COMMITTEE
Eugene I. Davis (Chair)
Harold S. Blue
Sarah L. Murphy
Jill Tillman

CODE OF ETHICS AND CORPORATE GOVERNANCE GUIDELINES

We have adopted a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Treasurer, all vice presidents, Controller, and Director of Finance and Compliance. A copy of the Code of Ethics can be accessed free of charge by visiting the “Investor Relations — Corporate Governance” section of our website at www.seracare.com or by requesting a copy in writing from Gregory A. Gould, Corporate Secretary, at our principal executive offices. We intend to disclose any amendments to or waivers from our Code of Ethics by posting such information on our website.

A copy of our Corporate Governance Guidelines may also be accessed free of charge by visiting our website at www.seracare.com and going to the “Investor Relations — Corporate Governance” section or by requesting a copy from Gregory A. Gould, Corporate Secretary, at our principal executive offices.

STOCKHOLDER PROPOSALS

Stockholders who wish to present proposals for inclusion in our proxy materials for the 2012 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and our by-laws. Based on the date of this proxy statement, stockholder proposals submitted pursuant to Rule 14a-8 must be received by our Corporate Secretary on or before December 10, 2011, which is the 120th day before the anniversary of the date of this proxy statement. However, Rule 14a-8 also provides that, if the date of next year’s annual meeting is changed by more than 30 days from the anniversary of this year’s annual meeting, the deadline for the submission of stockholder proposals pursuant to Rule 14a-8 is a reasonable time before we begin to print and mail our proxy materials. We currently anticipate that our 2012 annual meeting will be held on or about February 8, 2012. If we hold our 2012 annual meeting on February 8, 2012, we believe that stockholder proposals should be submitted on or before October 11, 2011 (the 120th day before February 8, 2012), which we believe is a reasonable time before we begin to print and mail our proxy materials for a meeting on that date.

Under our by-laws, proposals of business and nominations for directors other than those to be included in our proxy materials in accordance with the procedures described in Rule 14a-8 may be made by stockholders of record who are entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the by-laws. Our by-laws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting, unless the next year’s annual meeting is more than 30 days before or after that anniversary. Based on the date of the 2011 annual meeting, to be timely under our by-laws, stockholder proposals of business and nominations for directors at the 2012 annual meeting must be received by our Corporate Secretary no earlier than January 11, 2012 and no later than the close of business on February 10, 2012. However, as noted above, we currently anticipate that our 2012 annual meeting will be held on or about February 8, 2012. If we hold our 2012 annual meeting on February 8, 2012, any such stockholder proposals must be received by our Corporate Secretary no earlier than October 11, 2011 and no later than the later of November 11, 2011 and the 10th day after the date on which we first publicly announce the date of the 2012 annual meeting. The proposal or nomination must contain the information required by our by-laws, a copy of which is available upon request to our Corporate Secretary.

Any proposal of business or nomination should be mailed to: Gregory A. Gould, Corporate Secretary, SeraCare Life Sciences, Inc., 37 Birch Street, Milford, Massachusetts 01757.

FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 as filed with the SEC has been mailed with this proxy statement and is available without charge by writing to:

SeraCare Life Sciences, Inc.
37 Birch Street
Milford, Massachusetts 01757
Telephone: (508) 244-6400
Attention: Gregory A. Gould
          Corporate Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

SERACARE LIFE SCIENCES, INC.

May 10, 2011

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530000000000000000 7 051011

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of five nominees to the Board of Directors, to serve for a one-year term ending at the Company's Annual Meeting of Stockholders in 2012 and until their successors are duly elected and qualified or their earlier death, resignation or removal.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of BDO USA, LLP.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE LISTED DIRECTOR NOMINEES AND FOR RATIFICATION OF THE APPOINTMENT OF BDO USA LLP. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF, TO THE EXTENT AUTHORIZED BY APPLICABLE REGULATIONS.

PLEASE INDICATE YOUR VOTE, SIGN AND MAIL THIS PROXY TODAY USING THE ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

SERACARE LIFE SCIENCES, INC.

May 10, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting. For additional directions on how to attend the meeting and vote in person, see the "Questions and Answers Regarding the Annual Meeting" section of the proxy statement.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20530000000000000000 7 051011

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of five nominees to the Board of Directors, to serve for a one-year term ending at the Company's Annual Meeting of Stockholders in 2012 and until their successors are duly elected and qualified or their earlier death, resignation or removal.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of BDO USA, LLP.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE LISTED DIRECTOR NOMINEES AND FOR RATIFICATION OF THE APPOINTMENT OF BDO USA LLP. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF, TO THE EXTENT AUTHORIZED BY APPLICABLE REGULATIONS.

PLEASE INDICATE YOUR VOTE, SIGN AND MAIL THIS PROXY TODAY USING THE ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.